UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
GUIDEWIRE SOFTWARE, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GUIDEWIRE SOFTWARE, INC. 970 Park Pl, Suite 200, San Mateo, California 94403

Notice of Annual Meeting
of Stockholders
To Our Stockholders:
You are cordially invited to attend the 2025 annual meeting of stockholders of Guidewire Software, Inc. (the “Company”) to be held on Monday, December 15, 2025, at 1:30 p.m. Pacific Time. The 2025 annual meeting of stockholders will be held via live audio webcast at www.virtualshareholdermeeting.com/GWRE2025.
We are holding the annual meeting for the following purposes:
1.To elect eight directors to serve for one-year terms expiring at the 2026 annual meeting of stockholders;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2026;
3.To conduct a non-binding, advisory vote to approve the compensation of our named executive officers; and
4.To transact such other business as may properly come before the annual meeting or at any and all adjournments, continuations or postponements thereof.
If you owned our common stock at the close of business on October 20, 2025, you may attend and vote at the annual meeting.
On or about October 30, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2025 Annual Report on Form 10-K.
Our Proxy Statement and 2025 Annual Report on Form 10-K can also be accessed directly at www.proxyvote.com using the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Thank you for your ongoing support of Guidewire.
Sincerely,
MIKE ROSENBAUM
Chief Executive Officer
San Mateo, California
October 30, 2025

Monday, December 15, 2025

1:30 P.M. Pacific Time

Online only via live audio webcast

Your vote is important.
Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote your shares over the Internet or, if you receive printed proxy materials, you may vote by a toll free telephone number, over the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction card in the envelope provided. Any stockholder attending the annual meeting may vote by Internet during the meeting, even if you have already returned a proxy card or voting instruction card.

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

Ways to Vote
Voting is important. Please find here the many different ways you can submit your vote.
By Telephone and Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 14, 2025 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 14, 2025, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners may also vote by telephone or the Internet before the annual meeting by using the 16-digit control number, which is on the proxy card.

By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholder
meeting.com/GWRE2025.
Beneficial owners may also vote by Internet during the annual meeting at www.virtualshareholdermeeting.
com/GWRE2025.
Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com. Stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote.

By Written Proxy: Stockholders of record can vote their shares by marking, signing, and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares.

Voting Recommendations
The following table sets forth the recommendations of our board of directors (“Board”) in respect of each of the proposals to be presented to our stockholders at the annual meeting, as well as the applicable voting requirement for each of such proposals:

Proposal		Board Recommendation		Page Reference

1	Election of directors	FOR	Majority of the votes cast	Page 9
2	Ratification of appointment of independent registered public accounting firm	FOR	Majority of the shares represented	Page 16
3	Non-binding advisory vote to approve the compensation of the Company’s named executive officers	FOR	Majority of the shares represented	Page 19

Guidewire Software, Inc.	1	2025 Proxy Statement

Table of Contents	Proxy Summary
Our Board of Directors(1)

				Committees
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Risk	Business Opportunities

Michael C. Keller Chairman	65	2019
Mike Rosenbaum Chief Executive Officer	54	2019
Mark V. Anquillare(2)	59	2024
David S. Bauer	65	2022
Margaret Dillon	66	2019
Paul Lavin(3)	63	2014
Catherine P. Lego	69	2019
Rajani Ramanathan	58	2021
Jeffrey Sloan(4)	58	2025

Chairperson	Member
(1)The information in this table is as of October 20, 2025, the record date.
(2)Effective September 23, 2024, the Board appointed Mark V. Anquillare as a director.
(3)Mr. Lavin’s current term expires at our 2025 annual meeting of stockholders, and he has not been nominated for re-election. We thank Mr. Lavin for his decade of dedicated service to the Company and the Board.
(4)Effective January 21, 2025, the Board appointed Jeffrey Sloan as a director.

Guidewire Software, Inc.	2	2025 Proxy Statement

GUIDEWIRE SOFTWARE, INC.
Proxy Statement for the
2025 Annual Meeting of Stockholders
General Information
Our Board is soliciting proxies for our 2025 annual meeting of stockholders to be held on Monday, December 15, 2025 at 1:30 p.m. Pacific Time via audio webcast at: www.virtualshareholdermeeting.com/GWRE2025.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for the 2025 annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 (the “2025 Annual Report”), which includes our audited consolidated financial statements, is first being mailed on or about October 30, 2025, to stockholders entitled to vote at the annual meeting. We have also made these materials available on our website at www.guidewire.com under “About/Investor Relations” on or about October 30, 2025.
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2025 annual meeting of stockholders. Please read it carefully. Unless the context requires otherwise, the words “Guidewire,” “we,” the “Company,” “us,” and “our” refer to Guidewire Software, Inc.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
Questions and Answers About the Annual Meeting,
the Proxy Materials, and Voting Your Shares
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
We have elected to furnish our proxy materials, including our proxy statement for the 2025 annual meeting of stockholders and our 2025 Annual Report, primarily via the Internet. The Notice of Internet Availability of Proxy Materials is being provided in accordance with Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What items will be voted on at the annual meeting?
There are three items expected to be voted on at the annual meeting:
1.The election of eight directors to serve for one-year terms expiring at the 2026 annual meeting;
2.The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2026; and
3.The non-binding, advisory vote to approve the compensation of our named executive officers.
What are our Board's voting recommendations?
Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of KPMG LLP, and “FOR” the approval of the compensation of our named executive officers.

Guidewire Software, Inc.	3	2025 Proxy Statement

Table of Contents	General Information and FAQs
What is a proxy?
Our Board is soliciting your vote at our 2025 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. You may designate as your proxies Mike Rosenbaum, Jeff Cooper, and Winston King, who have been selected by our Board to serve as proxies for our 2025 annual meeting of stockholders.
Who can vote at the annual meeting?
The record date for our 2025 annual meeting of stockholders is October 20, 2025. The record date was established by our Board. Stockholders of record at the close of business on the record date are entitled to:
•Receive notice of the annual meeting; and
•Vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
On the record date, 85,018,893 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.
What do I need in order to attend the annual meeting online?
We will be hosting our annual meeting via live webcast only. Any stockholder can attend the annual meeting of stockholders live online at www.virtualshareholdermeeting.com/GWRE2025. The webcast will start at 1:30 p.m. Pacific Time on December 15, 2025. Stockholders may vote and ask questions while attending the annual meeting online. In order to be able to attend the annual meeting, you will need the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
Why is this annual meeting being held virtually?
We are excited to provide ease of access, real-time communication, and cost savings for our stockholders. We believe that hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GWRE2025.
How can I submit a question at the annual meeting?
If you would like to submit a question during the annual meeting, log into www.virtualshareholdermeeting.com/GWRE2025 by using the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practicable after the annual meeting at www.virtualshareholdermeeting.com/GWRE2025 and will remain available for one week after posting.
What if I have technical difficulties or trouble accessing the annual meeting?
If you encounter any technical difficulties with accessing the audio webcast on the meeting day, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/GWRE2025. Technical support will be available starting at 1:00 p.m. Pacific Time, 30 minutes before the meeting start time, on December 15, 2025, and will remain available until the annual meeting has ended.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Guidewire Software, Inc.	4	2025 Proxy Statement

Table of Contents	General Information and FAQs
What is the difference between holding shares as a “stockholder of record” and holding shares as “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank, or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. Instructions on how to participate in the annual meeting of stockholders will be included in the materials you receive from your broker, bank, or nominee and are also posted online at www.proxyvote.com.
What are the different methods that I can use to vote my shares of common stock?
By Internet before the annual meeting: Stockholders of record can vote their shares via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 14, 2025, by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the Notice of Internet Availability of Proxy Materials. Beneficial owners may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By written proxy, telephone, or Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by marking, signing, and timely returning the enclosed proxy card. Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 14, 2025 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 14, 2025, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares. Beneficial owners may also vote by telephone or the Internet before the annual meeting if their banks, brokers, or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2025. Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com and stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote. Beneficial owners may not vote their shares at the annual meeting unless they request and obtain a valid proxy from the bank, broker or other nominee that holds their shares.
How many shares must be present to hold the annual meeting?
A majority of our outstanding shares as of the record date must be present at the annual meeting of stockholders in order to hold the annual meeting and conduct business. This is called a quorum.
Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, or broker non-votes, if you:
•Are present and vote by Internet during the annual meeting; or
•Have voted on the Internet before the annual meeting, by telephone, or by properly submitting a proxy card or voting instruction form by mail.
If there are not enough shares present both by Internet and by timely and properly submitted proxies to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

Guidewire Software, Inc.	5	2025 Proxy Statement

Table of Contents	General Information and FAQs
How are abstentions counted?
Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions will be treated as represented and entitled to vote and, therefore, will have the same effect on the outcome of a matter being voted on at the annual meeting as a vote “AGAINST,” except in the election of directors, where abstentions will have no effect on the outcome.
What if a stockholder does not provide a proxy, or if a proxy is returned, it does not specify a choice for one or more issues?
Stockholders should specify their choice for each issue to be voted upon at the annual meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws, and regulations as follows:
Stockholders of Record. If you are a stockholder of record and you do not return a proxy or attend and vote at the annual meeting, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent registered public accounting firm; and (iii) FOR Proposal Three approving, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, (ii) you do not request, obtain, and return a valid proxy from the organization that holds your shares giving you the right to vote the shares at our annual meeting, or (iii) you do provide a voting instruction card or a valid proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals.
The shares that cannot be voted by brokers and other nominees on non-routine matters, but are represented at the annual meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposal One: Election of Directors and Proposal Three: Non-binding, advisory vote on compensation of named executive officers are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.
How do I change or revoke my proxy?
You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting by Internet during the meeting. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.
What does it mean if I receive more than one proxy card?
It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.

Guidewire Software, Inc.	6	2025 Proxy Statement

Table of Contents	General Information and FAQs
What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One Election of directors
Each director must be elected by a majority of the votes cast; meaning that each director must receive more “FOR” votes (among votes properly cast at the annual meeting or by proxy) than “AGAINST” votes. Abstentions and broker non-votes will not affect the outcome of the vote. If the votes cast for any nominee do not exceed the votes cast against the nominee, our Board will consider whether to accept or reject such director’s resignation, which is tendered to our Board pursuant to our amended and restated bylaws and corporate governance guidelines.

Proposal Two Ratification of appointment of independent registered public accounting firm
To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the vote.

Proposal Three Non-binding advisory vote to approve the compensation of the Company’s named executive officers
To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the vote.

How can stockholders submit a proposal for inclusion in our proxy statement for the 2026 annual meeting?
To be included in our proxy statement for the 2026 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Secretary at our principal executive offices by mail at 970 Park Pl, Suite 200, San Mateo, California 94403 no later than July 2, 2026, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released this proxy statement to stockholders in connection with this year’s annual meeting.
How can stockholders submit proposals to be raised at the 2026 annual meeting that will not be included in our proxy statement for the 2026 annual meeting?
To be raised at the 2026 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our Board, that the stockholder wishes to raise at our annual meeting. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices at 970 Park Pl, Suite 200, San Mateo, California 94403 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the one-year anniversary of the date of this year’s annual meeting. Since our annual meeting is scheduled for December 15, 2025, stockholder proposals must be received by our Secretary by mail at our principal executive offices no earlier than August 17, 2026, and no later than September 16, 2026, in order to be raised at our 2026 annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
What if the date of the 2026 annual meeting changes by more than 30 days from the anniversary of this year’s annual meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2026 annual meeting changes by more than 30 days from the anniversary of this year’s annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.
Under our bylaws, if the date of the 2026 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year’s annual meeting, stockholder proposals to be brought before the 2026 annual meeting must be received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting was made.

Guidewire Software, Inc.	7	2025 Proxy Statement

Table of Contents	General Information and FAQs
Does a stockholder proposal require specific information?
With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the annual meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current bylaws may be found on our corporate website at www.guidewire.com under the headings “About/Investor Relations/Corporate Governance.”
What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?
If we receive notice of a matter to come before the 2026 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders’ discretionary authority to vote on such matter.
What happens if additional matters are presented at the annual meeting?
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mike Rosenbaum, Jeff Cooper, and Winston King, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.
Who bears the cost of this solicitation?
We pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
What if only one copy of these proxy materials was delivered to multiple stockholders who share a single address?
In some cases, only one copy of this proxy statement and the accompanying 2025 Annual Report, or Notice of Internet Availability of Proxy Materials, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2025 Annual Report, or Notice of Internet Availability of Proxy Materials, to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and the 2025 Annual Report, or Notice of Internet Availability of Proxy Materials, and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also publish final voting results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting.

Guidewire Software, Inc.	8	2025 Proxy Statement

Proposal One

Election of Directors
In voting on the election of our director nominees, stockholders may vote for or against or abstain from voting on each nominee.
Assuming a quorum is present, each director nominee will be elected only if he or she receives a majority of the votes cast for him or her.
Our bylaws provide that the number of directors that shall constitute the whole board shall be fixed from time to time by resolution of the board of directors or by the stockholders at an annual meeting of the stockholders. Following our 2025 annual meeting, our Board will be composed of eight directors.

Our Board recommends a vote "FOR" each of the director nominees.

Recommendation
Based on the recommendation of the nominating and corporate governance committee (the “NCG Committee”), our Board has nominated Michael C. Keller, Mike Rosenbaum, Mark V. Anquillare, David S. Bauer, Margaret Dillon, Catherine P. Lego, Rajani Ramanathan and Jeffrey Sloan for election, each to serve a one-year term expiring at the 2026 annual meeting, unless such directors resign or their service as directors otherwise ceases in accordance with our amended and restated certificate of incorporation or amended and restated bylaws.

Vote Required for Approval
The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director in an uncontested election, which means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee. If you do not instruct your broker, bank, or other nominee how to vote with respect to this proposal, your broker, bank, or other nominee may not cast votes on your behalf with respect to this proposal. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast for or against a nominee’s election.
Pursuant to our amended and restated bylaws and corporate governance guidelines, each director nominee has tendered an irrevocable resignation to our Board that will be effective upon (i) the failure of such director to receive a majority of votes cast for his or her election and (ii) the Board’s acceptance of such resignation. If such director nominee receives a greater number of votes cast against his or her election than in favor of his or her election, the nominating and corporate governance committee will consider such director’s offer to resign and will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken.
It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the Board unless directed otherwise through your proxy voting instructions. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

Guidewire Software, Inc.	9	2025 Proxy Statement

Table of Contents	Proposal One
Director Nominees
Our Board believes that directors who provide a significant breadth of experience, knowledge, and abilities in areas relevant to our business, while also representing a wide range of perspectives, contribute to a well-balanced and effective board. With the exception of our CEO, all of our director nominees for election at our 2025 annual meeting are independent under our corporate governance guidelines and NYSE rules.
The following matrix highlights certain qualifications and skills, as self-reported by our director nominees, that our Board considers particularly relevant to our business and strategy. It is not intended to capture all of the qualifications or attributes of our directors.

Average Director Age	Average Director Tenure	Gender Diversity	Directors from Underrepresented Communities(10)

62 years	4 years	38% (three of eight director nominees self-identified as women)	13% (one of eight director nominees self-identified as a member of an underrepresented community)

Board Skill	Michael C. Keller	Mike Rosenbaum	Mark V. Anquillare	David S. Bauer	Margaret Dillon	Catherine P. Lego	Rajani Ramanathan	Jeffrey Sloan

Technical and/or business experience in the software industry(1)	X	X	X	X			X	X
Insurance industry(2)	X		X		X
Investment(3)	X	X	X	X	X	X	X	X
Senior leadership(4)	X	X	X	X	X		X	X
Operating $1+ billion revenue organization(5)		X	X					X
Public company board experience(6)		X	X		X	X	X	X
Cybersecurity and infrastructure(7)	X	X	X	X			X	X
Governance, risk, and compliance(8)	X	X	X	X	X	X	X	X
Financial(9)		X	X		X	X		X

Years on Board	6	6	1	3	6	6	4	0
Age	65	54	59	65	66	69	58	58
(1)Technical and/or business expertise in the software industry, particularly with vertical industry providers.
(2)Insight and experience in the P&C Insurance Industry globally.
(3)Experience creating long-term value through investment, acquisitions, and growth strategies.
(4)C-Level operating experience at a global company.
(5)Experience leading growing, multi-product technology organization at scale.
(6)Experience as a director of another public company.
(7)Insight in cybersecurity risk, technology infrastructure, business prioritization, and customer drivers.
(8)Experience in public company corporate governance, privacy, compliance, policy, activism, and creating long-term sustainable value.
(9)Experience in financial strategy, accounting, and reporting.
(10)The term “underrepresented community,” as used herein, means someone who self-identifies as Black, African American, North African, Middle Eastern, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or as a member of the LGBTQIA+ community.

Guidewire Software, Inc.	10	2025 Proxy Statement

Table of Contents	Proposal One
Director Nominees’ Biographies

Michael C. Keller Age: 65 Director Since: 2019
Michael C. Keller has served on our Board since September 2019 and has been the Chairman of our Board since March 2024. Mr. Keller has served as the chairman of the Guidewire Strategic Advisory Council since April 2019, and as our Lead Customer Advocate since March 2020. Mr. Keller also serves as a director of Encova Mutual Insurance Group since August 2020. He served as a Strategic Advisor to Earnix, a privately held company providing mission-critical composable and cloud-based intelligent solutions across pricing, rating, underwriting, product personalization and telematics, from January 2023 to April 2024. From June 2001 to June 2018, Mr. Keller served as the Executive Vice President and Chief Information Officer at Nationwide Insurance and Financial Services, a mutual insurance and financial services company. From January 1998 to May 2001, Mr. Keller served as Chief Technology Officer at JPMorgan Chase & Co. (formerly Bank One), a commercial banking and financial services company. Mr. Keller holds the CERT Certificate in Cybersecurity Oversight by CMU Software Engineering Institute and the National Association of Corporate Directors. Mr. Keller is also Directorship Certified® by the National Association of Corporate Directors. Mr. Keller graduated with a B.S. in Mathematics from the University of Michigan.

Our Board believes that Mr. Keller is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief information officer and chief technology officer of Fortune 500 companies, and his property and casualty insurance industry experience.

Mike Rosenbaum Age: 54 Director Since: 2019
Mike Rosenbaum is our Chief Executive Officer (“CEO”) and has served on our Board since he became our CEO in August 2019. Prior to joining Guidewire, Mr. Rosenbaum was EVP Product at Salesforce, Inc. (“Salesforce”), with responsibility for vision, strategy, product management, customer success and adoption from January 2016 to July 2019. Since joining Salesforce in 2005, Mr. Rosenbaum held several leadership positions and drove many of Salesforce’s product achievements. Prior to joining Salesforce, Mr. Rosenbaum held various technology and marketing roles at Siebel Systems from 2002 to 2005 and served in the U.S. Navy as a submarine officer from 1994 to 1999. Mr. Rosenbaum has served on the board of directors of Docusign, Inc. since September 2025. Mr. Rosenbaum holds a B.S. in Systems Engineering from the United States Naval Academy and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Our Board believes that Mr. Rosenbaum is qualified to serve as a director because of his experience in growing a leading enterprise software company and his leadership abilities, including his experience in leading product development and go-to-market strategy at Salesforce.

Guidewire Software, Inc.	11	2025 Proxy Statement

Table of Contents	Proposal One

Mark V. Anquillare Age: 59 Director Since: 2024
Mark V. Anquillare has served on our Board since September 2024. Mr. Anquillare was President and Chief Operating Officer of Verisk Analytics, Inc., an insurance industry data analytics and technology provider, through 2023. Prior to that, Mr. Anquillare served as Verisk’s Chief Financial Officer from 2007 to 2016, leading the company through its 2009 initial public offering. Since 2023, Mr. Anquillare has been a member of the board of directors of TruBridge, Inc., a healthcare solutions company. He currently serves as the chair of its audit committee and as a member of its compensation and innovation & technology committees. Mr. Anquillare holds a B.B.A. from the University of Notre Dame and an M.B.A. from Rutgers Business School.

Our Board believes that Mr. Anquillare is qualified to serve as a director based on his extensive and broad background in business management, including his experience in the insurance industry, expertise in data and analytics, and his past service as president, chief operating officer and chief financial officer of Verisk Analytics.

David S. Bauer Age: 65 Director Since: 2022
David S. Bauer has served on our Board since October 2022. Mr. Bauer currently serves as Managing Partner and Co-Founder at Holding Ground Decision Intelligence LLC, which provides strategic technology assessment and diligence services for investment companies, boards, and executives, a position he has held since January 2020. From November 2014 to January 2020, Mr. Bauer served as Managing Partner at Sand Hill East LLP, and provided early-stage companies with go-to-market, product, security, technology, and operations advisory services. He also previously served as Chief Technology Officer at Asurion, and as Chief Information Security Officer at Morgan Stanley and Merrill Lynch. Mr. Bauer holds a B.A. and M.S. in Computer Science from Rutgers University.

Our Board believes that Mr. Bauer is qualified to serve as a director based on his extensive and broad background in business management, including his experience in software development, expertise in information security and information technology leadership, and his past service as chief information security officer at Morgan Stanley and Merrill Lynch.

Guidewire Software, Inc.	12	2025 Proxy Statement

Table of Contents	Proposal One

Margaret Dillon Age: 66 Director Since: 2019
Margaret Dillon has served on our Board since September 2019. From December 1993 to September 2017, Ms. Dillon served in various roles at Liberty Mutual Insurance Company, a property and casualty insurer, including as Senior Vice President and Chief Financial Officer, Personal Insurance, and as Executive Vice President and Chief Customer Officer, U.S. Consumer Markets. Ms. Dillon also serves on the boards of Hi Marley, a privately held SaaS company providing an intelligent communication platform for the insurance industry since February 2022, and White Mountains Insurance Group, a publicly held diversified insurance and related financial services holding company since May 2021. Ms. Dillon holds both a B.S. in Computer Science and an M.S. in Finance from Boston College.

Our Board believes that Ms. Dillon is qualified to serve as a director based on her extensive and broad background in business management, including her experience as chief financial officer and chief customer officer of a Fortune 500 company, and her property and casualty insurance industry experience.

Catherine P. Lego Age: 69 Director Since: 2019
Catherine P. Lego has served on our Board since September 2019. Ms. Lego also serves on the board of directors of Cirrus Logic, Inc., a publicly traded leader in low-power, high-precision mixed-signal processing solutions for mobile and consumer applications, where she is chair of the nominating and corporate governance committee since 2020 and joined its audit committee in July 2023. From 2009 to 2022, Ms. Lego was a member of the board of directors of Lam Research Corporation, a publicly traded wafer fabrication equipment company, where she was, at various times, the chair of the audit committee (2009-2014), a member of the audit committee (2020-2022), the chair of the compensation committee (2015-2020), and a member of its nominating and governance committee (2014-2022). From July 2016 to May 2021, she served on the board of directors of IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, where she served as the chair of its compensation committee and as a member of its audit committee. From 2013 to 2016, she served on the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation committee and nominating and governance committee. From 1989 to 2016, except from 2002-2004, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she was the chair of the audit committee. Ms. Lego also served on the board of directors of Cypress Semiconductor Corporation from 2018 through its merger with Infineon Technologies in April 2020, where she was the chair of the audit committee and a member of the nominating and corporate governance committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early stage technology companies via Lego Ventures, LLC, where she served as its principal and owner until December 2018. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego holds a B.A. in Economics and Biology from Williams College and an M.S. in Accounting from the New York University Stern School of Business.

Our Board believes that Ms. Lego is qualified to serve as a director based on her extensive and broad background in finance and business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	13	2025 Proxy Statement

Table of Contents	Proposal One

Rajani Ramanathan Age: 58 Director Since: 2021
Rajani Ramanathan has served on our Board since June 2021. Ms. Ramanathan currently serves as a director or as an advisor to investors in several public and private companies in the AI, VR, and Blockchain technology space. Since October 2021, she has served on the board of Hayden AI, a privately held company that provides smart city solutions and developed the world’s first autonomous traffic management platform. Since May 2023, she has served on the board of Sportradar, a public company that is leading sports technology at the intersection of sports, media and betting, where she serves on their audit committee. From July 2022 to July 2025, Ms. Ramanathan served on the board of Faro Technologies, a publicly traded company serving 3D Metrology, AEC (Architecture, Engineering & Construction), O&M (Facilities Operations & Maintenance), and Public Safety Analytics markets. She served on its audit committee, talent and compensation committee and nomination and governance committee at various points in her tenure. From June 2014 to January 2024, Ms. Ramanathan served on the board of ESI group, a French company providing virtual prototyping software solutions and services. She chaired its technology and marketing committee, compensation committee, and nomination and governance committee at various points in her tenure and also served on its audit committee. From June 2000 to March 2014, Ms. Ramanathan served in a variety of roles at Salesforce, a public cloud software company, and her last position with Salesforce was as its Chief Operating Officer and Executive Vice President, Technology and Products. Ms. Ramanathan holds a B.A. in Psychology from University of Madras and a postgraduate diploma in Marketing and Sales Management from Rajendra Prasad Institute of Communication and Management.

Our Board believes that Ms. Ramanathan is qualified to serve as a director based on her extensive and broad background in enterprise software operations and business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	14	2025 Proxy Statement

Table of Contents	Proposal One

Jeffrey Sloan Age: 58 Director Since: 2025
Jeffrey Sloan has served on our Board since January 2025. Mr. Sloan was the Chief Executive Officer of Global Payments Inc., a worldwide provider of software solutions and payments technology, from October 2013 to June 2023. Prior to that, he was Global Payment’s president from June 2010 to September 2013. Between September 1998 and May 2010, he held various executive positions at Goldman Sachs, including as worldwide head of the financial technology group and partner. Mr. Sloan has also served on the boards of directors of Corpay, Inc., a global corporate payments company providing expense management and payment solutions, since July 2013; NCR Voyix Corporation, a global provider of digital commerce solutions for the retail and restaurant industries, since March 2025; and Verifone, Inc., a global payments technology company providing point-of-sale payment solutions, since June 2025. He currently serves as the chair of NCR Voyix’s compensation committee and as a member of its audit committee. Mr. Sloan holds a B.S. in Finance from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.

Our Board believes that Mr. Sloan is qualified to serve as a director based on his extensive executive leadership experience and expertise serving the financial services and technology industries, including his past service as chief executive officer and president of Global Payments, and his leadership in corporate finance and investment banking as a partner at Goldman Sachs.

Guidewire Software, Inc.	15	2025 Proxy Statement

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm
Recommendation
On the recommendation of the audit committee of our Board (the “Audit Committee”), our Board has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our financial statements for the fiscal year ending July 31, 2026. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. KPMG has served as our auditor since 2006. Representatives from KPMG will attend the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.
In the vote on the ratification of the selection of KPMG as our independent registered public accounting firm, stockholders may:
•Vote in favor of ratification;
•Vote against ratification; or
•Abstain from voting on ratification.

The Board recommends a vote "FOR" the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending July 31, 2026.

Vote Required for Approval
Assuming a quorum is present, the selection of KPMG as our independent registered public accounting firm will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the annual meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Auditor Information
The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our fiscal years 2024 and 2025 are as follows:

	Fiscal Year Ended July 31,
Description of Services	2024 ($)	2025 ($)

Audit Fees(1)	2,930,724	3,575,744
Audit-Related Fees(2)	137,700	75,000
Tax Fees(3)	256,838	409,907
All Other Fees	—	—
Total	3,325,262	4,060,651

(1)Relates to (i) the audit of our annual financial statements and internal controls, (ii) the review of the financial statements included in our quarterly reports, and (iii) statutory audits required by non-U.S. jurisdictions.
(2)Relates to services performed outside of the scope of the engagement letter, including financial and tax due diligence assistance services and certain information technology-related services.
(3)Relates primarily to research and development credit studies and international tax compliance and consulting services.

Guidewire Software, Inc.	16	2025 Proxy Statement

Table of Contents	Proposal Two
The Audit Committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG’s independence and determined that they were compatible.
In accordance with its charter, the Audit Committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm. As part of its review, the Audit Committee considers whether the non-audit services will or may potentially impact our independent registered public accounting firm’s independence. During fiscal years 2024 and 2025, all services performed by KPMG for our benefit were pre-approved by the Audit Committee in accordance with its charter and all applicable laws, rules, and regulations.

Guidewire Software, Inc.	17	2025 Proxy Statement

Audit Committee Report
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent the Company specifically incorporates it by reference into such filing.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board in connection with the Company’s initial public offering, which provides that its functions include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company’s independent registered public accounting firm including reviewing their independence; reviewing and approving the planned scope of the Company’s annual audit; reviewing and pre-approving any non-audit services that may be performed by the Company’s independent registered public accounting firm; reviewing with management and the Company’s independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company’s critical accounting policies and estimates and the application of U.S. generally accepted accounting principles (“GAAP”). The Audit Committee held nine meetings during fiscal year 2025.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee this process.
Review of Audited Financial Statements for Fiscal Year Ended July 31, 2025
The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 31, 2025 with management. The Audit Committee discussed with KPMG the matters required to be discussed under the PCAOB standards.
The Audit Committee received the written disclosures and the letter from KPMG required by PCAOB Standards regarding KPMG’s communications with the Audit Committee concerning independence (Communication with Audit Committees Concerning Independence) and the Audit Committee has discussed with KPMG its independence from the Company and its management.
The Company’s management has established and the Audit Committee has reviewed and approved procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by the Company’s employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.
Based on the Audit Committee’s review and discussions with management and KPMG, the Audit Committee recommended to our Board that the Company’s audited consolidated financial statements be included in the 2025 Annual Report for filing with the SEC.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG is in fact “independent.”
THE AUDIT COMMITTEE
Catherine P. Lego (Chair)
Mark V. Anquillare
Margaret Dillon

Guidewire Software, Inc.	18	2025 Proxy Statement

Proposal Three

Advisory Vote on Compensation of Named Executive Officers
Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding, advisory stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers, who are critical to our success. At our 2024 annual meeting, over 98% of the votes cast supported our executive compensation program, reflecting strong stockholder support for our pay-for-performance philosophy and program design. Consistent with this philosophy, under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the fiscal year ended July 31, 2025.
The compensation committee of the Board (the “Compensation Committee”) annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.
The say-on-pay proposal is advisory, and therefore will not have any binding legal effect on the Company, our Board, or the Compensation Committee. However, our Board and the Compensation Committee do value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Board recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in the proxy.

Recommendation
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies, and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. The following say-on-pay resolution is submitted for a stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required for Approval
The advisory approval of our executive compensation requires the approval of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the annual meeting.

Guidewire Software, Inc.	19	2025 Proxy Statement

Information About the Board and Corporate Governance
Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the New York Stock Exchange (“NYSE”).
Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Independence of the Board” below), at the direction of our Board, we also:
•Periodically review and make necessary changes to the charters for our audit, compensation, nominating and corporate governance, risk, and business opportunities committees;
•Have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and
•Have a code of business conduct and ethics that applies to our officers, directors, and employees.
In addition, we have adopted a set of corporate governance guidelines. The Nominating and Corporate Governance Committee (the “NCG Committee”) is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:
•Director Independence – Independent directors must constitute at least a majority of our Board;
•Monitoring Board Effectiveness – Our Board must conduct an annual self-evaluation of the Board and its committees;
•Chairman of the Board – The roles and responsibilities of the Chairman of the Board are generally described in our corporate governance guidelines, as described under the section titled, “Chairman of the Board” below;
•Executive Sessions of Directors – The Chairman of the Board regularly leads meetings among independent directors without management present;
•Board Access to Independent Advisors – Our Board as a whole, and each of its committees separately, have authority to retain independent consultants, counselors, or advisors as each deems necessary or appropriate;
•Board Committees – All members of the audit, compensation, nominating and corporate governance, risk, and business opportunities committees are independent in compliance with applicable NYSE criteria; and
•External Programs – We regularly discuss with our Board members director education programs, covering topics including, but not limited to, ethics and privacy. We encourage attendance and cover the costs for directors to attend these external programs.
Copies of our corporate governance guidelines, code of business conduct and ethics, and committee charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Meetings of the Board
Our Board held five meetings in fiscal year 2025. During fiscal year 2025, each current director serving as of the date of the proxy statement attended at least 75% of all meetings held by the Board and the committees on which he or she served at the time. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations.

Guidewire Software, Inc.	20	2025 Proxy Statement

Table of Contents	Information About the Board and Corporate Governance
Listening to Our Stockholders
Our Board welcomes feedback from stockholders on our governance practices and policies, board composition, executive compensation framework, and other matters related to our strategy and performance. During 2025, we continued our ongoing outreach efforts and received valuable feedback from stockholders, as further discussed in the Compensation Discussion and Analysis section provided herein.
Stockholder Communications with the Board
Stockholders and other parties may communicate directly with the Board by writing to: Board of Directors, c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee and handled in accordance with applicable procedures established by the Audit Committee.
For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, or to our Chairman of the Board, stockholders and other parties interested in communicating directly with such director may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403, Attention: [Name of Individual Director].
Our General Counsel, in consultation with members of our Board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the relevant member or members of our Board, or if none is specified, to our Chairman of the Board.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. During fiscal year 2025, no waivers were granted from any provision of the code of business conduct and ethics.
A copy of our code of business conduct and ethics is available on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance” and may also be obtained without charge by contacting our Secretary at Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. We intend to post any amendments to or waivers of our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer, or principal accounting officer) on our website.
Independence of the Board
Consistent with our corporate governance guidelines and NYSE rules, our Board has determined that, as of the date of this proxy statement, eight out of our current nine members of our Board are “independent,” the one non-independent member being Mike Rosenbaum, our CEO. In addition, all members of the audit, compensation, nominating and corporate governance, risk, and business opportunities committees satisfy such independence criteria.
Structure of the Board
The positions of our CEO and Chairman of the Board are separated. Our Board believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Chairman of the Board is Michael C. Keller, who is an independent director. This structure optimizes the roles of the CEO and Chairman of the Board, and provides us with sound corporate governance in the management of our business.
Chairman of the Board
The duties of the Chairman of the Board include: (i) collaborating with the CEO on our strategy, product roadmap, management organization, acquisitions, and legal matters, (ii) reviewing meeting agendas of the Board in consultation with the CEO, (iii) presiding over meetings of the Board, (iv) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (v) serving as a liaison between our CEO and our Board, (vi) participating in the Board’s annual evaluation process of the CEO, (vii) chairing executive sessions of independent directors, (viii) having authority to call meetings of the independent directors, and (ix) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Guidewire Software, Inc.	21	2025 Proxy Statement

Table of Contents	Information About the Board and Corporate Governance
Lead Customer Advocate
Mr. Keller also serves as our Lead Customer Advocate. Mr. Keller knows the insurance industry well and interacts with, and acts as an advocate on behalf of, our customers in this role. The duties of the Lead Customer Advocate include: (i) serving as a representative and liaison for any requested interactions between our Board and our customers, (ii) overseeing and advising management on the development of customer engagement strategies, (iii) participating as a representative of our Board at certain customer-focused events, including the annual customer conference, and (iv) acting as sponsor for the Guidewire Strategic Advisory Council, including planning and attending meetings, assisting with follow up, and maintaining relationships with customer members.
Executive Sessions
The Board regularly holds executive sessions of our independent directors without the presence of executive management. The sessions are scheduled and led by our Chairman of the Board. Any director can request additional executive session(s) be scheduled.
Director Attendance at Annual Stockholder Meetings
Directors are encouraged, but not required, to attend our annual meeting of stockholders. Each of our current directors who was serving as of the annual meeting of stockholders held on December 17, 2024 attended the meeting.
Board’s Role in Risk Oversight
Our Board has overall responsibility for our risk oversight with a focus on the most significant risks. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes. Our enterprise risk management program is overseen by our Audit Committee, general counsel, chief financial officer, chief information security officer, and vice president of enterprise risk management and internal audit. Individual risks are identified and prioritized based on their overall significance to the organization in the context of likelihood and impact. The most significant risks are then identified to the Board and each significant risk is individually evaluated, including a review of mitigating activities related to such risk and a discussion is undertaken between the Board and management. The management team communicates regularly with the Board, including the Audit and Risk Committees, regarding management’s ongoing enterprise risk management assessments. Our Board also receives committee reports from each of the standing committees of the Board periodically to assist it in overseeing our enterprise risk management. In addition, the Risk Committee assists our Board in its oversight of key risks, including risks related to operations, including business continuity, security, data management and privacy, and our use of emerging technologies, including artificial intelligence, to the extent such use presents material operational, ethical, or compliance risks. The Risk Committee also assists our Board in oversight of guidelines, policies, and processes for monitoring and mitigating such key risks. The Board considers and discusses with management the processes in place relating to enterprise risk management and any potential changes to be made to such processes going forward. Additional review or reporting of enterprise risks is conducted as needed or as requested by the Board or any of its committees.
Compensation Plans Risk Assessment
As part of its oversight function, our Board and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Compensation Committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Whistleblower Procedures
In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls, or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous in accordance with our reporting procedures) to us at our principal executive offices to the attention of the chair of the Audit Committee. Individual employees may also report their concerns by telephone or online (which may be anonymous in accordance with our reporting procedures) by using our ethics reporting system accessible through our dedicated reporting website at https://www.whistleblowerservices.com/gwre. Such complaints received by telephone or via online reporting system are promptly sent to the chair of the Audit Committee, the general counsel and the vice president of enterprise risk management and internal audit.

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Table of Contents	Information About the Board and Corporate Governance
Committees of the Board
Our Board uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full Board. Each committee reviews the progress and results of its meetings with the full Board and makes recommendations to our Board as and when appropriate. Our Board presently has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Risk Committee, and a Business Opportunities Committee. Each of the five standing committees of our Board described below operates pursuant to a written committee charter that our Board has adopted. Our audit, compensation, nominating and corporate governance, and risk committee charters are available to stockholders on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
A summary of our committee structure and membership information of each of our directors as of the date of this proxy statement is available at page 2 above.

Audit Committee
The Audit Committee met nine times in fiscal year 2025. The Board has determined that each of the members of the Audit Committee (1) is “independent” as defined by current NYSE listing standards and (2) meets the independence requirements of Rule 10A of the Exchange Act. Each of the current Audit Committee members qualifies as a “financial expert” as defined by SEC rules. Pursuant to its charter, the Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, and other significant financial matters. In discharging its duties, the Audit Committee:
•Has the sole authority to appoint, compensate, retain, oversee, and terminate the independent registered public accounting firm;
•Reviews and approves the scope of the annual audit;
•Reviews and approves the scope of internal audit activities;
•Reviews and pre-approves the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees;
•Reviews the integrity of our financial reporting process;
•Reviews our financial statements, disclosures and filings with the SEC;
•Reviews and approves an annual report of the Audit Committee for inclusion in this proxy statement;
•Reviews disclosures from our independent registered public accounting firm regarding independence standards;
•Reviews and, if appropriate, approves, related-party transactions;
•Oversees procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters;
•Annually reviews with management the Company’s disclosures regarding key sustainability matters and the adequacy and effectiveness of applicable internal controls related to such disclosures; and
•Annually reviews and assesses its performance and the adequacy of its charter as well as the internal audit charter.

Catherine P. Lego (Chair) Mark V. Anquillare Margaret Dillon

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Table of Contents	Information About the Board and Corporate Governance

Compensation Committee
The Compensation Committee met eight times in fiscal year 2025. The Board has determined that each of the members of the Compensation Committee is (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and (2) “independent” as defined by current NYSE listing standards.
The Compensation Committee’s specific responsibilities include the following:
•Overseeing our compensation policies, plans and benefits programs generally;
•Evaluating the performance of our executives;
•Overseeing, evaluating the performance of and setting compensation for our executive officers;
•Reviewing and approving any employment, severance, and change of control agreements with our executive officers, as well as any other compensation arrangements;
•Evaluating and recommending equity grants and compensation for our directors;
•Acting as administrator of our equity and other incentive-based compensation plans;
•Reviewing an annual discussion and analysis on executive compensation for inclusion in our annual report on Form 10-K and in our proxy statement;
•Overseeing all matters relating to stockholder advisory voting on executive compensation for our named executive officers (“say-on-pay”), the frequency of such voting, and stockholder advisory voting regarding change of control or “golden parachute” payments;
•Retaining or obtaining the advice of compensation consultants, legal counsel, and/or other advisers on compensation arrangements;
•Reviewing and approving the peer group of companies used to inform the Company’s evaluation of compensation for its CEO, other executive officers, and directors;
•Reviewing any risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on the Company;
•Reviewing and discussing with management the Company’s compensation initiatives, policies, practices, reporting and disclosures with respect to sustainability matters, including those for inclusion in our annual proxy statement and on our website;
•Overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;
•Reviewing compliance by the Company’s directors and senior executives, including executive officers, with any applicable stock ownership guidelines established by the Board;
•Overseeing the application of the Company’s policy for recoupment of incentive compensation;
•Evaluating the impact of sustainability matters on executive officer and employee performance and associated compensation arrangements;
•Reviewing and discussing with management the Company’s human capital management activities, including the Company’s disclosure of such activities in its public filings and reports, which activities include, among other things, matters relating to talent management and development, talent acquisition, employee engagement and inclusion; and
•Annually reviewing and evaluating its performance and periodically reviewing the adequacy of its charter.

Jeffrey Sloan (Chair) David S. Bauer Paul Lavin Rajani Ramanathan

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Table of Contents	Information About the Board and Corporate Governance

Nominating and Corporate Governance Committee
The NCG Committee met six times in fiscal year 2025. The Board has determined that each of the members of the NCG Committee is “independent” as defined under current NYSE listing standards. Pursuant to its charter, the NCG Committee is responsible for, among other things:
•Making recommendations to our Board regarding nominees to the Board proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the Board;
•Evaluating and recommending to our Board any revisions to our corporate governance guidelines;
•Establishing criteria for membership on the Board and its committees, including criteria as to director independence;
•Overseeing the process for evaluating the performance of our Board and its committees;
•Evaluating the current composition, organization, and governance of our Board and its committees, determining future requirements and making recommendations to our Board for approval;
•Reviewing conflicts of interest policies;
•Overseeing the Company’s sustainability efforts; and
•Annually reviewing and evaluating its performance, including compliance with its charter.

Margaret Dillon (Chair) Michael C. Keller Catherine P. Lego

Risk Committee
The Risk Committee met five times in fiscal year 2025. Pursuant to its charter, the Risk Committee may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing key risk exposures, including risks related to operations including business continuity, information security, data management and privacy, and our use of emerging technologies, including artificial intelligence, to the extent such use presents material operational, ethical, or compliance risks; the steps we have taken to detect, monitor and actively manage such exposures; and our risk assessment and risk management policies relating to such exposures;
•Reviewing and discussing with management the tone and culture within the Company regarding such key risks;
•Reviewing management actions on significant compliance matters related to such key risks and our compliance with applicable laws and regulations related to such key risks; and
•Reviewing reports on selected key risk topics as the Risk Committee deems appropriate.

Rajani Ramanathan (Chair) David S. Bauer Jeffrey Sloan

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Table of Contents	Information About the Board and Corporate Governance

Business Opportunities Committee
The Business Opportunities Committee (the “BOC”) met six times in fiscal year 2025. Pursuant to its charter, the BOC may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing business opportunity strategies with the Company’s management;
•Reviewing the Company’s venture investment strategies;
•Reviewing the Company’s choice of investment advisors and advisor strategies;
•Recommending applicable binding and nonbinding business opportunity agreements to the Board, as outlined in the BOC’s charter; and
•Periodically reviewing the BOC’s charter and its process, and recommending any proposed changes to the Board.

David S. Bauer (Chair) Mark V. Anquillare Paul Lavin Catherine P. Lego Jeffrey Sloan

Consideration of Director Nominees
Stockholder Nominees. Our amended and restated bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see the section titled “Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares—How can stockholders submit a proposal for inclusion in our proxy statement for the 2026 annual meeting?” above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG Committee. The NCG Committee’s policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG Committee seeks to balance an individual’s knowledge, experience and capabilities and compliance with the membership criteria set forth below under the section titled “Director Qualifications.”
Director Qualifications. Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG Committee for a position on our Board. These include judgment, perspective, skills, background, and experience in light of our Board’s present composition and the current challenges and needs of our Board and its committees. The NCG Committee also takes into account the independence, financial literacy, and financial expertise standards required under our corporate governance guidelines and committees’ charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders.
Identifying and Evaluating Nominees for Directors. The NCG Committee utilizes a variety of methods to identify and evaluate director nominees. The NCG Committee plans to assess the appropriate size of our Board from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG Committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG Committee through current Board members, professional search firms engaged by the NCG Committee, stockholders, or others. These candidates may be evaluated at meetings of the NCG Committee and may be considered at any point during the year.
Succession Planning
Our CEO works with the NCG Committee and the Board on a regular basis to ensure there is a current and effective plan of succession and development for the CEO and the executive management team. Our Board believes that the directors and the CEO should collaborate on management succession planning and that the entire Board should be involved in the critical aspects of the succession planning process for our CEO, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the directors in meetings of the Board and in executive sessions of the Board. In addition, the NCG Committee, on behalf of the Board, annually reviews our leadership pipeline, talent strategies including succession, and plans for key positions. Directors also become familiar with potential successors for key positions through various other means, including presentations and informal meetings.

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Sustainability and Our People
Our Consideration of Corporate Sustainability
Our Board and executive leadership team recognize the importance of governance, environmental stewardship, and social responsibility to our long-term business growth and value creation. We review and consider sustainable business practices and are implementing processes in our operations to manage sustainability matters relevant to our business and the industry that we serve over time.
We are pleased to have launched our new corporate Sustainability website in October 2025, which can be found at www.guidewire.com under “About/Corporate Sustainability. We have transitioned from publishing an annual sustainability report to maintaining a Sustainability website which is regularly updated as new information becomes available, to ensure efficient and rapid dissemination of our pertinent sustainability metrics.
Sustainability Governance
While our entire Board engages on sustainability matters that impact our business, it has assigned primary responsibility to specific committees of the Board to oversee sustainability risks and strategies in areas such as the environment, data security, human capital management and employee engagement, corporate citizenship, and risk management.
•The NCG Committee exercises primary oversight of our sustainability efforts, including monitoring our approach, reviewing our corporate citizenship and sustainability initiatives and targets, and reviewing with our management the impact of our business operations and practices. The NCG Committee periodically reports to our Board with regard to our sustainability programs, including potential long- and short-term trends and the impact of sustainability issues on our business.
•The Audit Committee reviews with our management the type and presentation of our key sustainability and climate disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures. Additionally, the Audit Committee reviews the Company’s alignment with relevant reporting standards, the use of external assurance, and how sustainability and climate risks are incorporated into our overall risk management processes.
•The Compensation Committee is tasked with considering our sustainability efforts when evaluating executive compensation, evaluating the impact of sustainability matters on executive officer and employee performance, and reviewing and discussing with management our compensation initiatives, policies and disclosures with respect to sustainability matters. In addition, it reviews with our management our human capital management activities.
•The Risk Committee reviews and assists with oversight of our key risk exposures, including those related to operations, including business continuity, information security, data management and privacy, and our use of emerging technologies, including artificial intelligence, to the extent such use presents material operational, ethical, or compliance risks.
More information on these committees’ charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Our CEO and executive leadership team are responsible for our overall sustainability strategic performance and appropriate policies and processes to manage sustainability across our business. Our Head of Sustainability is responsible for leading our integrated strategy and engaging with cross-functional teams and business leaders with the goal of appropriate alignment and management of our sustainability initiatives. Additionally, our management-level Sustainability Task Force is a cross-functional group responsible for our overall sustainability program’s strategic performance including the creation and support of appropriate policies, processes, and activities to manage sustainability matters across the business. Our Sustainability Task Force meets at least half-yearly and advises on sustainability disclosures.
Responsible Business Practices
We believe that governance and responsible business practices strengthen our long-term success through our core value of integrity, contributing to a strong foundation for our sustainability program. We shape this core value into action through our policies and procedures.

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Governance, Trust, and Integrity
Our Board oversees the implementation of responsible practices consistent with the evolving governance environment. The NCG Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our Board concerning corporate governance matters. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers. We are not a politically active organization, and we do not contribute to political campaigns or participate in lobbying efforts. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Information Security and Data Privacy
Our Board provides oversight of our security and privacy programs through its Risk Committee, including associated guidelines, policies, and processes for monitoring and mitigating risks related to security and privacy.
Led by our Chief Information Security Officer, Chief Product Development Officer, Global Head of Legal, and Chief Information Officer, as well as our Product Development, Operations, Privacy, Information Security and Business Technology teams, we are embracing a security- and privacy-first mindset as we continually invest in the infrastructure, personnel, best practices, and policies required to secure and protect the customer data entrusted to us.
We have implemented and are continuously improving our cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems, information, customer data, and products. Our cybersecurity risk management program includes a cybersecurity incident response plan for managing cybersecurity incidents. We maintain various internationally recognized security and privacy certifications and adopt best practices from industry-leading frameworks and standards for cybersecurity and cloud computing, including, without limitation, ISO 27701, SOC 2, U.S. NIST Cybersecurity Framework (CSF), and the CIS Critical Security Controls. We also commit to transparent privacy principles in our privacy policies.
We outsource our data center needs to a third-party provider, utilizing cloud-based platforms and leveraging physical and data security infrastructure. The provider is required to comply with our third-party vendor and security protocols, in addition to applicable data privacy laws.
Business Continuity and Disaster Recovery
The Risk Committee assists our Board in its oversight of specific risks related to our operations and business continuity. For additional information, please see the discussion of our Board’s Role in Risk Oversight within this proxy statement.
Human Capital and Social Impact
Our Board oversees our human capital management through its Compensation Committee’s consideration and discussion with our executives on the evolving landscape of the workforce and its impact on tone and culture within the Company. Additionally, the NCG Committee also reviews with our executives the impacts to our business operations and business practices with respect to leadership succession, growth and development, employee engagement, corporate citizenship, and community engagement.
Our People and Culture
We believe that supporting and developing our global workforce is important to realizing our mission to be the platform insurers trust to engage, innovate, and grow efficiently. Our recruiting, development, and retention objectives focus on attracting skilled and engaged employees who bring the talent and perspectives critical to our long-term success. Our programs include policies and processes built on three pillars: implementing effective workforce practices, building strong partnerships, and providing education and resources. We also provide market competitive health and wellness benefits that support engagement, job satisfaction, and retention. In recent years, we have broadened our recruitment practices and expanded learning and development opportunities, enabling our workforce to contribute their best work and support innovation across our business.
Community Support and Outreach
Our Guidewire Gives Back program supports local communities through employee volunteerism, charitable giving, and social impact investment. The program is focused on two core areas: (i) advancing education in technology and related fields, and (ii) assisting communities in crisis, including those affected by violence, natural disasters, or lack of essential resources.

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Environmental Sustainability
Our Board oversees our environmental stewardship primarily through the NCG Committee, which periodically reviews the environmental considerations of our business practices with our management and reports to our Board on long- and short-term environmental trends and their potential business impact.
We continue to implement strategies to reduce our global environmental footprint, including reducing waste and energy consumption, incorporating green building standards into our offices, measuring and reducing emissions, and engaging with our supply chain on sustainability practices.
In fiscal year 2025, we began a climate risk assessment that we expect to conclude in fiscal year 2026. Our Supplier Code of Conduct requires vendors to comply with applicable environmental laws and regulations and maintain sustainable business practices, and we consider environmental impact in our procurement process. We also engage with customers on environmental matters to help align with their sustainability priorities.
More information on our sustainability matters can be found on our website at www.guidewire.com under “About/Corporate Sustainability.”
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional company reports or resources found on those websites. These website addresses are intended to provide inactive, textual references only. The contents of the 2025 Sustainability website and other information available on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

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Executive Officers
Our executive officers, and their ages and positions as of October 20, 2025, the record date, are set forth below:

Name	Age	Position(s)

Mike Rosenbaum	54	Chief Executive Officer
John Mullen	52	President
Jeff Cooper	49	Chief Financial Officer
Winston King	54	Chief Administrative Officer, General Counsel, and Secretary
David Peterson*	64	Chief Accounting Officer
* Effective July 24, 2025, our Board appointed Mr. Peterson as the Company’s principal accounting officer.
Mike Rosenbaum. See the section titled “Proposal One: Election of Directors” for Mr. Rosenbaum’s biographical information.

John Mullen Age: 52 President
John Mullen has served as our President since February 2022, and served as our Chief Revenue Officer from February 2022 through September 2024. Mr. Mullen leads Guidewire’s Global Sales, Delivery Services, and Customer Success organizations. Prior to joining Guidewire, Mr. Mullen held a variety of leadership positions at Capgemini from 2003 to January 2022 including CEO of the North America, America Business Unit, and Corporate Vice President in the Financial Services Global Practice where he served as the Global Insurance Business Unit Leader. He began his career at Accenture from 1995 to 2003. Mr. Mullen holds a B.A. from the University of Dayton and an M.A. from the University of Tulsa.

Jeff Cooper Age: 49 Chief Financial Officer
Jeff Cooper has served as our Chief Financial Officer (“CFO”) since June 2020. Mr. Cooper had previously served as interim Chief Financial Officer since March 5, 2020 and, prior to that, served as the Company’s Vice President of Finance since 2017. Prior to joining us, Mr. Cooper served as Chief Financial Officer of GoodData, a privately held cloud-based data and analytics platform company, from 2016 to 2017. From 2013 to 2016, Mr. Cooper served as Vice President, Finance for Rally Software, a publicly traded cloud-based application lifecycle management software company. Prior to that, Mr. Cooper was a Vice President focusing on the software industry in the investment banking division of Deutsche Bank Securities. Mr. Cooper holds a B.A. in Political Science from Princeton University and an M.B.A. degree from the London Business School.

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Table of Contents	Executive Officers

Winston King Age: 54 Chief Administrative Officer, General Counsel, and Secretary
Winston King has served as our General Counsel and Secretary since January 2013 and has served as our Chief Administrative Officer since June 2018. Before joining Guidewire, Mr. King worked at Infogroup, Inc., a multinational data, marketing services and research firm, from 2007 to 2012, where he most recently was EVP, General Counsel and Secretary. Prior to that, Mr. King practiced with the WilmerHale law firm in its Washington, D.C. office. Mr. King holds an A.B. in Economics from Duke University and a J.D. from Vanderbilt University School of Law.

David Peterson Age: 64 Chief Accounting Officer
David Peterson has served as our Chief Accounting Officer since May 2020 and as our principal accounting officer since July 2025. He previously served as our Corporate Controller from July 2018 to May 2020. Before joining us, Mr. Peterson served as a consulting external chief financial officer to various companies from November 2016 to June 2018, and served as Chief Financial Officer of Keynote Systems, Inc., a marketing software company, from January 2014 to October 2015, and as its Chief Accounting Officer and Corporate Controller from July 2009 to December 2013. Earlier in his career, Mr. Peterson held senior finance positions at various software and semi-conductor companies and spent nine years in public accounting. He also serves on the board of directors of Jade Global, a privately held IT services company, where he chairs its audit and compensation committees. Mr. Peterson holds a B.S. in Accounting from Oklahoma State University and is a Certified Public Accountant.

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Information Regarding Compensation of Directors and Executive Officers
Director Compensation
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between our directors and our executives, both during and between formal meetings, as well as to compensate our directors for their time and effort. Further, we believe that it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.
The Compensation Committee reviews non-employee director compensation annually to determine the appropriate compensation for service on the Board. The Compensation Committee last reviewed non-employee director compensation in December 2024. In doing so, the Compensation Committee reviewed and considered a peer group study prepared by its executive compensation advisor, Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an important reference point in its decision-making process. The Compensation Committee did not strictly target any specific levels of pay, and instead, used the comparative market data provided by Semler Brossy. Based on its review, for calendar year 2025, the Compensation Committee recommended, and our Board agreed, not to make any changes to our non-employee director cash compensation from calendar year 2024, other than an increase of $5,000 in the Audit Committee chair’s annual cash retainer, from $25,000 to $30,000, effective as of January 1, 2025.
Our non-employee directors receive an annual cash retainer for Board service in addition to equity compensation, as set forth in further detail in the table below. Our non-employee directors do not receive fringe or other benefits. Directors who are also one of our employees are not entitled to additional compensation for serving as a director.
Pursuant to our Amended and Restated 2020 Stock Plan, as amended (the “2020 Stock Plan”), the value of all awards awarded under the 2020 Stock Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year cannot exceed $750,000.

Position		Annual Cash Retainer ($)(1)	Equity Compensation ($)(2)

Board Membership		50,000	Initial grant of time-based restricted stock units (“RSUs”) with a value of $225,000 (pro-rated) and annual grant of RSUs with a value of $225,000
Position		Additional Annual Cash Retainer ($)	Additional Equity Compensation ($)

Chairman of the Board		50,000	—
Lead Customer Advocate		30,000	—
Audit Committee	Chair	30,000(3)	—
	Non-Chair Member	12,500	—
Compensation Committee	Chair	20,000	—
	Non-Chair Member	10,000	—
Nominating and Corporate Governance Committee	Chair	10,000	—
	Non-Chair Member	5,000	—
Risk Committee	Chair	20,000	—
	Non-Chair Member	10,000	—
Business Opportunities Committee	Chair	5,000	—
	Non-Chair Member	2,500	—
(1)The annual cash retainers are payable in calendar quarterly installments and pro-rated based on number of days served in the event of any changes during the quarter.

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
(2)The RSU grants vest in full on the earlier of (i) the one-year anniversary of the vesting commencement date or (ii) the date of the Company’s next annual meeting of stockholders. All RSU grants held by non-employee directors will fully vest upon a sale of the Company.
(3)The annual cash retainer for the Chair of the Audit Committee was increased from $25,000 to $30,000, effective as of January 1, 2025.
The table below shows the compensation received or earned by each of our non-employee directors during fiscal year 2025. Of our directors during fiscal year 2025, Mike Rosenbaum was an employee and did not receive any additional compensation for his service as our director during this time. Mr. Rosenbaum was a named executive officer for fiscal year 2025 and information regarding his compensation for the year is presented below in the “2025 Summary Compensation Table.”
DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Michael C. Keller(3)	147,543	208,885	356,428
Mark V. Anquillare(3)(4)	51,074	262,642	313,716
David Bauer(3)	74,794	208,885	283,679
Margaret Dillon(3)	72,301	208,885	281,186
Paul Lavin(3)	79,390	208,885	288,275
Catherine P. Lego(3)	83,772	208,885	292,657
Rajani Ramanathan(3)	79,780	208,885	288,665
Marcus Ryu(5)	18,840	—	18,840
Jeffrey Sloan(6)	31,498	213,251	244,749
(1)The amounts shown reflect the aggregate grant date fair value of RSUs granted during fiscal year 2025, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Compensation--Stock Compensation (“FASB ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the non-employee directors during fiscal year 2025. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 of the consolidated financial statements in the 2025 Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(2)The amounts in this column reflect the grant date fair value of the RSU grants, which differ from the target values described above due to the fact that the number of RSUs granted was calculated based upon the 10-trading day trailing average closing price ending two trading days prior to grant, rounded up to the nearest whole share.
(3)As of July 31, 2025, Messrs. Keller, Anquillare, Bauer and Lavin, and Mses. Dillon, Lego and Ramanathan each held 1,211 unvested RSUs.
(4)Effective September 23, 2024, the Board appointed Mr. Anquillare as a director. In connection with his appointment, he received a pro-rated initial RSU grant, annual RSU grant and cash retainers for his Board service, as reflected in the table above.
(5)Mr. Ryu’s term as a director concluded at our 2024 annual meeting of stockholders and, as of July 31, 2025, Mr. Ryu did not hold any outstanding equity awards.
(6)Effective January 21, 2025, the Board appointed Mr. Sloan as a director. In connection with his appointment, he received a pro-rated initial RSU grant and pro-rated cash retainers for his Board service, as reflected in the table above. As of July 31, 2025, Mr. Sloan held 1,175 unvested RSUs.

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to non-employee directors. Effective as of March 2021, we amended our stock ownership guidelines to require each non-employee director to own shares of our common stock equal to at least five times his or her annual cash retainer, by the first July 31st that occurs following the three-year anniversary of his or her initial election to our Board. Only shares of our common stock that are owned or held in the following forms will be considered in determining whether each non-employee director has met the stock ownership requirement: (i) shares owned directly by the non-employee director; (ii) shares “beneficially owned” by the non-employee director that are held in a grantor trust (or similar instrument) for the benefit of the non-employee director and/or his or her immediate family members, but only to the extent that the non-employee director has the power to vote and dispose of such shares; and/or (iii) shares representing the aggregate net value of vested and unexercised in-the-money options. Shares of our common stock underlying unvested options, unvested RSUs, unvested performance-based RSUs and other unvested equity awards will not be considered when determining whether a non-employee director has met the stock ownership requirement. As of July 31, 2025, all of our non-employee directors who have served for three or more years have satisfied the ownership requirements.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, none of our executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Jeffrey Sloan (Chair)
David Bauer
Paul Lavin
Rajani Ramanathan

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for the following individuals, who are our “Named Executive Officers” or “NEOs” for fiscal year 2025.

Name	Positions Held with the Company

Mike Rosenbaum	Chief Executive Officer
John Mullen	President
Jeff Cooper	Chief Financial Officer
Winston King	Chief Administrative Officer, General Counsel, and Secretary
David Peterson	Chief Accounting Officer
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our NEOs during fiscal year 2025.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.
Executive Compensation Philosophy and Objectives
We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we need to attract and retain a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers compensation and benefit packages that are fair and reasonable, are competitive within our market, are focused on long-term value creation, and reward the achievement of our strategic, financial, and operational objectives.
Accordingly, we have oriented our executive compensation program to observe the following basic principles and objectives:
•provide total compensation opportunities that enable us to recruit and retain executive officers with the experience and skills to manage our growth and lead us to the next stage of development;
•provide total compensation opportunities that are consistent with our business goals;
•provide cash compensation that is market-based and, in the case of cash-based incentives, establish a direct and meaningful link between business results, individual performance, and rewards;
•provide equity-based compensation that enables our executive officers to share in our financial results and that establish a clear alignment between their interests and the interests of our stockholders;
•provide a core level of welfare and other benefits; and
•maintain compensation policies and practices that reinforce a culture of ownership, excellence, and responsiveness.
Compensation Program Design
For fiscal year 2025, the compensation of our executive officers, including the NEOs, has consisted of base salary, a cash bonus opportunity, and equity compensation in the form of RSUs subject to performance-based vesting conditions tied to corporate financial and operational metrics (“Performance-Vesting RSUs”) and RSUs subject to time-based vesting conditions (“Time-Vesting RSUs”). Of these components, only base salary is a fixed dollar amount, while the other components are variable based on the performance of both the Company and the individual executive officer, measured against specific objectives that are determined in advance.

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The key component of our executive compensation program has been equity awards in the form of Performance-Vesting RSUs and Time-Vesting RSUs. We use equity-based awards as we deem appropriate to offer our employees, including our executive officers, long-term equity incentives that align their interests with the long-term interests of our stockholders.
We also have offered cash compensation in the form of base salaries, to reward individual contributions and compensate our executive officers for their day-to-day responsibilities, and annual cash bonuses, to drive and incentivize our executive officers to achieve our short-term strategic and operational objectives.
In addition to these elements of our executive compensation program, we also provide executive officers, including our NEOs, with certain other indirect benefits, including participation in certain post-employment compensation arrangements. For a description of these other features of our compensation program, please refer to the section below titled “Executive Compensation Program Elements-Welfare and Other Benefits” and “Executive Agreements and Termination of Employment Arrangements.”
We evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we review executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive for talent, that we meet our retention objectives, and that our cost of replacement for a key employee is reasonable.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and for determining the compensation of our executive officers, including the NEOs. In addition, the Compensation Committee provides strategic direction to management regarding the overall corporate compensation philosophy. The Compensation Committee operates pursuant to a written charter that has been approved by our Board.
Typically, in the first quarter of each fiscal year, the Compensation Committee reviews the compensation of our executive officers, decides whether to make any adjustments to their base salaries, designs an executive bonus plan, including the corporate performance measures and objectives to be used for purposes of determining their annual cash bonuses for the current fiscal year, and determines whether to approve any equity awards. In addition, at that time, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer, as applicable, to determine whether to pay cash bonuses for the previous fiscal year and, if so, the amount of any such bonuses.
In determining executive compensation for fiscal year 2025, the Compensation Committee reviewed and considered various market data presented by Semler Brossy, as well as our overall financial plan. The Compensation Committee did not strictly set compensation at a specific level of pay. The comparative market data provided by Semler Brossy was one reference point in our compensation decision-making process, and other factors considered in setting executive compensation included individual performance, role, and tenure.
The Compensation Committee retains and does not delegate any of its authority with respect to executive compensation matters.
Role of Senior Management
Typically, the Compensation Committee seeks the input of our CEO when discussing the performance of and compensation for our executive officers, including the NEOs other than the CEO. In this regard, our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, cash bonus payouts, and equity awards. The Compensation Committee uses this input as one factor in its deliberations to determine the compensation of our executive officers.
While our CEO attends certain meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters. Decisions with respect to our CEO’s compensation are made by the Compensation Committee and/or our Board.
The Compensation Committee also works with our CFO, our Chief People Officer, and our Chief Administrative Officer and General Counsel in evaluating the financial, accounting, tax, and retention implications of our executive compensation plans and arrangements.

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Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. For fiscal year 2025, the Compensation Committee engaged Semler Brossy to provide information, recommendations, and other advice relating to executive compensation.
During fiscal year 2025, Semler Brossy performed the following projects for the Compensation Committee:
•reviewed our general compensation principles for fiscal year 2025;
•prepared an assessment of non-employee director compensation;
•prepared an assessment of our executive officers’ total compensation, as well as each individual compensation component, including an analysis of cash compensation, equity compensation, and total direct compensation as compared to a composition of our peer group (as described below);
•prepared an analysis of competitive market compensation practices for certain executive positions and collaborated with the Compensation Committee to identify areas for improvement in light of evolving best practice;
•assisted with the design and oversight of the overall equity program and executive compensation, including setting grant levels and improving short- and long-term incentive programs for senior management and other levels of management;
•analyzed pay survey data; and
•provided advice regarding best practices and compensation trends, including proxy advisory firms’ evolving positions on executive pay.
Semler Brossy served at the discretion of the Compensation Committee. The Compensation Committee assessed the independence of Semler Brossy pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Company.
Comparative Market Data
To assist the Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our executive officers, including our NEOs, Semler Brossy prepared comparative market data on compensation practices and programs as well as guidance on industry best practices. The Compensation Committee, with guidance from Semler Brossy and input from senior management, determines the composition of our peer group and reevaluates this group on an annual basis. The Compensation Committee determined that, for purposes of its annual compensation review for fiscal year 2025, our peer group for setting the compensation of our NEOs would consist of 16 publicly traded companies in the software industry, listed on major U.S. stock exchanges, with revenue between approximately $305.0 million and $2.75 billion and market capitalization between approximately $3.0 billion and $28.0 billion, each representing approximately one-third to three times our own revenue and market capitalization at the time of the analysis. Below is a list of the companies in our peer group for setting fiscal year 2025 compensation for our NEOs:
Fiscal Year 2025 Peer Group Companies

ANSYS, Inc.	Elastic N.V.	Paylocity Holding Corporation

AppFolio, Inc.	Five9, Inc.	Qualys, Inc.

Aspen Technology, Inc.	HubSpot, Inc.	Splunk Inc.

BlackLine, Inc.	Manhattan Associates, Inc.	Veeva Systems, Inc.

CCC Intelligent Solutions Holdings Inc.	Okta, Inc.

Dynatrace, Inc.	Paycom Software, Inc.

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The evaluation of the peer group generally occurs in March of each year. In March 2025, our Compensation Committee reassessed our peer group for use in setting our fiscal year 2026 executive compensation, and, with guidance from Semler Brossy and input from senior management, determined to base it on publicly traded software companies in the United States, with revenue between approximately $300.0 million and $3.5 billion and market capitalization between approximately $4.0 billion and $45.0 billion, each representing approximately one-third to three times our own revenue and market capitalization at the time of the analysis. Our Compensation Committee removed two companies from the fiscal year 2025 peer group listed above, Splunk Inc. and ANSYS, Inc., given they were acquired, and added three new companies, Procore Technologies, Inc., PTC Inc., and Samsara Inc., to better align the peer group with the Company’s current business.
Consideration of Say-On-Pay Advisory Vote
At our December 17, 2024 annual meeting, we held a non-binding, advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote), which received the support of over 98% of the votes cast. Our Board and Compensation Committee are encouraged by this level of stockholder support of our executive compensation program, and generally view this as an endorsement of our philosophy and how we have structured our compensation program. Given this level of stockholder support, the Compensation Committee concluded that our executive officer compensation program continues to align executive officer pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented executive officers. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation program as a result of the Say-on-Pay vote. In addition, consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our December 15, 2020 annual meeting, we intend to continue holding an annual Say-on-Pay vote.
We are committed to continuing our ongoing engagement with our stockholders on matters of executive compensation and corporate governance. As a result, we have continued to engage in a robust stockholder outreach program. In 2025, we reached out to our 21 largest institutional stockholders and key investors, with aggregate holdings of approximately 60% of our outstanding shares (as of June 30, 2025), to discuss our executive compensation and corporate governance programs and practices, and to solicit feedback and ensure that our Board and management have insight into the issues that are most important to our stockholders so that we can better understand our stockholders’ perspectives. While not all stockholders had accepted our invitation to engage as of October 16, 2025, we have held these calls with all invited stockholders who indicated an interest in participating in our annual stockholder outreach program. Our calls with stockholders were initiated by our Chief Administrative Officer and General Counsel and our Vice President of Investor Relations, and included the Chairs of our Board, Compensation Committee and NCG Committee.
During these recent discussions, and among many viewpoints shared, our stockholders expressed certain concerns as set forth in the following table. In connection with the Compensation Committee’s regular annual review process, our Board, the Compensation Committee, and the NCG Committee will evaluate these concerns. While we have addressed many of the concerns raised by our stockholders in the outreach program over time, we are continually assessing potential actions based on the feedback received during these discussions.
The actions specifically taken by our Board, the Compensation Committee, and the NCG Committee in response to stockholder concerns, as well as actions we will consider taking, included the following:

Stockholder Viewpoints Shared During Our 2025 Outreach	Actions Taken and Actions Under Consideration

Maintain alignment between the Company’s long-term performance and certain equity awards granted to the management team
For fiscal year 2025, the Compensation Committee maintained the Performance-Vesting RSUs program, under which attainment of awards is determined by measuring a three-year average of annual measurements of ARR and non-GAAP operating income, including stock-based compensation expense. These awards will cliff vest at the end of the three-year performance period. The Compensation Committee also continued the additive performance-based modifier for our CEO and President, which is based on the achievement of two conditions (i) at or above target performance for the FY25 performance-based RSUs, and (ii) significant stock-price milestones, as described below in this proxy statement under “Performance-Vesting RSUs for Messrs. Rosenbaum and Mullen.” The modifier increases the upside leverage of the annual performance-based RSU program to 250%. We believe that this structure promotes longer-term retention for our most senior leadership team and incentivizes long-term value creation for the Company.

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Stockholder Viewpoints Shared During Our 2025 Outreach	Actions Taken and Actions Under Consideration

Importance of robust corporate governance practices, particularly relating to Board skills and oversight
We continue to reinforce our commitment to strong corporate governance through an engaged and refreshed Board. In fiscal year 2025, we welcomed two new directors, Mark V. Anquillare and Jeffrey Sloan. Mr. Anquillare brings significant business management experience and a strong background in the insurance industry, having served as president, chief operating officer, and chief financial officer at Verisk Analytics. Mr. Sloan contributes extensive executive leadership experience and expertise in the financial services and technology industries, having served as chief executive officer and president of Global Payments Inc., as a partner at Goldman Sachs, and as a director of Corpay.
As of the date of the proxy statement, all but one of our directors are independent, with the sole non-independent member being our CEO. We maintain separate Chair and CEO roles, with an independent Chair providing leadership of the Board and supporting effective oversight of management. The Board conducts an annual self-evaluation of its performance and that of its committees, which is facilitated by an independent outside consultant.
The Board and management are engaged in regular succession planning for director and executive roles, with a focus on ensuring the skills, experience, and leadership needed to support the Company’s long-term strategy and effective oversight.

Continue to properly value the use of equity compensation, considering both dilution and costs
For fiscal year 2025, we continued to refine our annual bonus and long-term incentive programs to ensure equity awards were properly valued, and targeted to employees for whom they provide the most incentive. For both our Senior Executive Incentive Bonus Plan (the “Bonus Plan”) and our Performance-Vesting RSUs, the target Adjusted Non-GAAP Operating Income metrics expressly include stock based compensation expenses, so all company managers and executives are properly incentivized on equity usage. Additionally, we continued to make adjustments aimed at balancing our use of equity and cash compensation at varying levels of employees, reducing equity and increasing cash components where most valued by employees. Our MyChoice LTI Plan also remained in place, whereby employees in professional or managerial roles (excluding senior executives such as our NEOs) can elect to receive their annual refresh long-term incentive award entirely in the form of cash, entirely in form of RSUs, or 50% in the form of RSUs and 50% in the form of cash.
At our 2024 annual meeting of stockholders, our stockholders approved the 2024 Employee Stock Purchase Plan (“ESPP”), reflecting strong support for broad-based employee ownership. The ESPP provides eligible employees of the Company and its designated subsidiaries and affiliates (excluding senior executives such as our NEOs) with the opportunity to purchase shares of our common stock through voluntary payroll deductions at a discount from the then-current market price. This program allows those employees whose compensation does not include equity an opportunity to meaningfully participate in owning our equity, as well as encouraging further ownership participation to employees who so desire.
We remain focused on responsible equity stewardship and are evaluating additional mechanisms to manage dilution and support sustainable long-term value creation.

As our stockholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, when needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.
Furthermore, since we value the opinions of our stockholders, our Board and the Compensation Committee will continue to consider the feedback received throughout the year, including when making compensation decisions for our executive officers in the future.

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Executive Compensation Program Elements
The following describes each element of our executive compensation program, the rationale for each and how compensation amounts and awards are determined.
Base Salary
We provide our executive officers, including the NEOs, with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data.
Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers on an annual basis. In doing so, the Compensation Committee exercises its judgment and discretion and considers several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, her or his role and scope of responsibilities within our Company, her or his individual experience and skills, the executive officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, and the input of our CEO. No specific formula is applied to determine the weight of each criterion.
In September 2024, the Compensation Committee reviewed the base salaries of certain of our executive officers and management, including our NEOs, and adjusted the base salaries for our NEOs, with the exception of the CEO. The Compensation Committee took into account our peer group’s base salaries for similarly situated executives as one factor in determining base salaries for our NEOs and also considered other factors as described above. Accordingly, the Compensation Committee approved increases to certain NEOs’ annual base salaries for fiscal year 2025 as follows:

Named Executive Officer	Fiscal Year 2024 Base Salary ($)	Fiscal Year 2025 Base Salary(1) ($)	Increase (%)

Mike Rosenbaum	750,000	750,000	—%
John Mullen	500,000	612,500	23%
Jeff Cooper	400,000	464,500	16%
Winston King	397,500	415,000	4%
David Peterson	305,000	308,750	1%
(1)All fiscal year 2025 base salaries first became effective on November 1, 2024.
Senior Executive Incentive Bonus Plan
Our Bonus Plan applies to certain key executives, including all the NEOs, as selected by the Compensation Committee. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee related to financial and operational metrics with respect to the Company and its subsidiaries (the “Performance Goals”).
Any bonuses paid under the Bonus Plan are based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas are adopted in each annual performance period by the Compensation Committee and communicated to each executive officer. No bonuses shall be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, we can adjust or pay bonuses under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to executive officers under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
Each executive officer participating in the Bonus Plan has a targeted bonus opportunity set for each performance period. The Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Performance Goals are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date in order to be eligible to receive a bonus payment.

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Target Bonus Opportunities
In September 2024, the Compensation Committee reviewed the target bonus opportunities of our executive officers and management team, including the applicable NEOs, in view of their performance during fiscal year 2024 and considered several factors, including our peer group’s short-term incentive bonus target opportunity for similarly situated executives, our Company’s overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within our Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for annual bonuses and the recommendations of our CEO (for NEOs other than himself).
As a result, our Compensation Committee did not change the target bonus opportunities for our NEOs for fiscal year 2025.

Named Executive Officer	Fiscal Year 2024 Target Bonus Opportunity (% of Base Salary)	Fiscal Year 2025 Target Bonus Opportunity (% of Base Salary)

Mike Rosenbaum	100	100
John Mullen	100	100
Jeff Cooper	75	75
Winston King	75	75
David Peterson	50	50
For our NEOs, 100% of such executive officer’s fiscal year 2025 bonus was based on our Company’s performance during fiscal year 2025 as measured against the corporate financial and operational metrics described below (the “Company Performance Factor”). The Compensation Committee determined this allocation to be appropriate because it linked each executive officer’s potential bonus opportunity to corporate performance, thereby motivating him or her to focus his or her efforts on successfully executing our annual operating plan. The formula for the bonus calculation was as follows:
Target Cash Bonus Opportunity X Company Performance Factor
Company Performance Factor
In fiscal year 2025, the bonuses of our executive officers, including the NEOs, who participated in our Bonus Plan were based on the performance of our Company during fiscal year 2025 as measured against the following pre-established corporate financial and operational metrics, which the Board deemed to be critical to enhancing stockholder value:
•Annual Recurring Revenue (ARR) on a constant currency basis (the goal of this metric is to maximize annual recurring revenue);
•Adjusted Non-GAAP Operating Income (Loss) which excludes amortization of intangibles, acquisition consideration holdback, and bonus accrual in excess of 100% but includes stock-based compensation expense (see Appendix A) (the goal of this metric is to achieve or exceed our operating income (loss) targets); and
•Strategic Scorecard Performance (the goal of this metric is to enhance efforts to achieve various strategic goals outlined in our annual fiscal year “VPMOM” initiative, an internal management-by-objective program that stands for Vision, Principles, Methods, Obstacles, and Measures (“VPMOM”)).
The Adjusted Non-GAAP Operating Income (Loss) metric is a non-GAAP financial measure. Specifically, the Adjusted Non-GAAP Operating Income (Loss) is derived from GAAP income (loss) from operations and excludes the amortization of intangibles, acquisition consideration holdback, and corporate bonus accrual exceeding 100% but includes stock-based compensation expense. See Appendix A to this proxy statement for further details regarding the Adjusted Non-GAAP Operating Income (Loss) metric and the reconciliation of the metric to GAAP income (loss) from operations as reported under GAAP from the Company’s audited financial statements.
Since fiscal year 2024, we have included a scorecard of performance to reflect the Company’s focus on strategic business goals as outlined in our VPMOM plan, continuing both the focus on customer satisfaction, sustainability and inclusion, as well as broadening consideration to other specific strategic objectives outlined in our internal annual plan.

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For fiscal year 2025, our management recommended, and the Compensation Committee approved, continuing to use the Company Performance Factor structure consistent with fiscal year 2024, except for an increase in the aggregate weighting of the financial metrics (Annual Recurring Revenue and Adjusted Non-GAAP Operating Income (Loss)) relative to Strategic Scorecard Performance from 80% / 20% to 85% / 15%, reflecting the Compensation Committee’s updated assessment of the appropriate relative weighting of the Company’s performance measures.
The threshold, target, and maximum performance goals for each of these metrics were as follows in fiscal year 2025:

Metric(1)	Weighting	Payout % Range (Threshold/Maximum)	Threshold	Target (100%)	Maximum	Actual Performance

ARR(2)	51%	50%/150%	$958M	$1,008M	$1,058M	$1,032M
Adjusted Non-GAAP Operating Income (Loss)	34%	50%/150%	($5M)	$25M	$55M	$66M
Strategic Scorecard Performance(3)	15%	50%/150%	50%	100%	150%	100%
(1)Achievement was calculated on a straight-line basis from (i) the threshold to the target and (ii) from the target to the maximum. Achievement at the target was credited at 100%. Achievement below threshold results in 0% payout for the relevant metric under assessment while achievement at threshold results in 50% payout for the relevant metric under assessment. Further, payout is capped at 150%.
(2)ARR is calculated on a constant currency basis per exchange rates at July 31, 2024.
(3)Strategic Scorecard Performance is assessed discretionally on overall performance toward Company strategic goals as outlined in our annual VPMOM plan including, among other factors, improvements to our cloud platform and adoption of cloud offerings, achievement of bookings and pipeline targets, quantifiable increases in customer satisfaction, attainment of specific product development milestones, demonstrable improvement to operational metrics, and achievement of measurable sustainability goals. Overall target performance is paid at 100%, with a range of 0% below threshold performance, and 50% to 150% from threshold to maximum achievement.
Actual performance against these metrics were determined in the first quarter of fiscal year 2025 by the Compensation Committee.
Fiscal Year 2025 Bonus Decisions
After the conclusion of fiscal year 2025, the Compensation Committee evaluated our financial and operational performance for the fiscal year and determined that a Company Performance Factor of 130% was appropriate. Based on this determination, the Compensation Committee approved cash bonuses for the applicable NEOs as follows:

Named Executive Officer	Fiscal Year 2025 Target Bonus Opportunity (% of Base Salary)	Company Performance Factor (%)	Cash Bonus ($)

Mike Rosenbaum	100	130	975,000
John Mullen	100	130	795,849
Jeff Cooper	75	130	452,715
Winston King	75	130	404,585
David Peterson	50	130	200,681
These bonuses to the NEOs for fiscal year 2025 were paid in fiscal year 2026, in accordance with normal Company practice.
Equity Compensation
We use equity awards to incentivize and reward our executive officers, including the NEOs, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders.
Taking into account the advice of our independent compensation consultants, we provide for Performance-Vesting RSUs and Time-Vesting RSUs, with Performance-Vesting RSUs focusing mainly on ARR, as we determined that ARR was a key metric for the Company to align and drive performance, and, to a lesser extent in fiscal year 2025, operating profitability as measured by Adjusted Non-GAAP Operating Income (Loss). We believed that for fiscal year 2025, Performance-Vesting RSUs and Time-

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Vesting RSUs provided a strong retention incentive for our executive officers, provided rewards for growth in the market price of our common stock, and were less dilutive than stock options to our stockholders. Our equity award vehicles provide a strong incentive for our executive officers to remain employed with the Company as they require continued employment through the vesting period.
Time-Vesting RSUs
Time-Vesting RSUs generally vest quarterly over four years (except that for new hires, 25% of their Time-Vesting RSUs cliff vest on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal quarterly installments over the three years thereafter), subject to an equity award holder’s continued employment through each applicable vesting date.
Performance-Vesting RSUs
2025 Performance-Vesting RSUs
100% of the Performance-Vesting RSUs granted in fiscal year 2025 vest based on the satisfaction of both a three-year time condition and achievement of certain performance conditions. Assuming the applicable performance conditions are met, the Performance-Vesting RSUs vest on September 15, 2027, subject to continued employment through such date. Achievement of the performance condition is measured annually based on two metrics, ARR (weighted 60%) and Adjusted Non-GAAP Operating Income (Loss) (weighted 40%) (the achievement of such ARR and Adjusted Non-GAAP Operating Income (Loss) collectively, the “Performance Factor”), with final performance achievement averaged after three fiscal years (the “Final Performance Factor”). The total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by the Final Performance Factor. For the ARR and Adjusted Non-GAAP Operating Income (Loss) targets: (i) for achievement at the threshold amounts, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 50%; (ii) for achievement at the target amounts, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 100%; and (iii) for achievement at or above the maximum amounts, the number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by 150%. Achievement is calculated on a straight-line basis from (A) the threshold to the target and (B) from the target to the maximum. If the thresholds are not attained, then none of the Performance-Vesting RSUs would be eligible to vest. In addition, if our actual performance amounts exceed the maximum amounts, then the number of Performance-Vesting RSUs eligible to vest would still be capped at 150% of target. For fiscal year 2025, the Company was determined to have achieved a fiscal year 2025 ARR amount in excess of the target amount, which resulted in 125% of achievement for such metric and a fiscal year 2025 Adjusted Non-GAAP Operating Income (Loss) in excess of the target amount, which resulted in 150% of achievement for such metric. The combined weighted fiscal year 2025 Performance Factor attainment was 135%. The applicable goals for the fiscal year 2025 Performance Factor for the Performance-Vesting RSUs were:

	Weighting (%)	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR*	60	958M	1,008M	1,058M	$1,032M
Adjusted Non-GAAP Operating Income (Loss)**	40	(5M)	25M	55M	$66M
*ARR is calculated on a constant currency basis per exchange rates at July 31, 2024.
**Adjusted Non-GAAP Operating Income (Loss) includes stock-based compensation expense.
The applicable goals for the fiscal year 2026 Performance Factor for the FY 25 Performance-Vesting RSUs are:

	Weighting (%)	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR	60	1.117B	1.176B	1.235B	*
Adjusted Non-GAAP Operating Income (Loss)	40	72M	102M	132M	**
*TBD, measured at July 31, 2026, our fiscal year 2026 fiscal year end, on a constant currency basis per exchange rates at July 31, 2024. The Compensation Committee may in its discretion adjust ARR targets for any inorganic ARR growth or loss due to mergers, acquisitions, or divestitures.
**TBD, measured at July 31, 2026, our fiscal year 2026 fiscal year end. Adjusted Non-GAAP Operating Income (Loss) includes stock-based compensation expense.

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The applicable goals for the fiscal year 2027 Performance Factor for the FY 25 Performance-Vesting RSUs are:

	Weighting (%)	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR	60	1.283B	1.350B	1.418B	*
Adjusted Non-GAAP Operating Income (Loss)	40	175M	205M	235M	**
*TBD, measured at July 31, 2027, our fiscal year 2027 fiscal year end, on a constant currency basis per exchange rates at July 31, 2024. The Compensation Committee may in its discretion adjust ARR targets for any inorganic ARR growth or loss due to mergers, acquisitions, or divestitures.
**TBD, measured at July 31, 2027, our fiscal year 2027 fiscal year end. Adjusted Non-GAAP Operating Income (Loss) includes stock-based compensation expense.
For Messrs. Rosenbaum and Mullen, their Performance-Vesting RSUs contain an opportunity to vest in an additional 25% to 100% of their target number of Performance-Vesting RSUs, based on the Company’s achievement of significant stock-price milestones. This additive performance-based modifier for Mr. Rosenbaum’s and Mr. Mullen’s Performance-Vesting RSUs was designed and first implemented in fiscal year 2024 to incentivize long-term value creation for the Company and to promote long-term retention for the executives. For fiscal year 2025, Messrs. Rosenbaum and Mullen continued to receive such additive performance-based modifiers for their Performance-Vesting RSUs, as described below. The structure of the additive performance-based modifiers for their FY25 Performance-Vesting RSUs were the same as the additive performance-based modifiers for their FY24 Performance-Vesting RSUs.
For Mr. Rosenbaum’s and Mr. Mullen’s Performance-Vesting RSUs, if the Final Performance Factor is greater than 100%, then an additional percentage of their respective target number of Performance-Vesting RSUs (ranging from 25% to 100%) may be eligible to vest on September 15, 2027, subject to continued employment through such date, based on the Company’s compound annual growth rate (“CAGR”) from September 11, 2024 through September 11, 2027. The Company’s common stock price associated with the applicable CAGR milestones are:

	Modifier Percentage (%)	CAGR (%)	FY 24 Performance-Vesting RSU’s Price Hurdles ($)	FY 25 Performance-Vesting RSUs Price Hurdles ($)

Threshold	25	+15	133.08	232.01
Target	50	+20	151.20	263.61
Maximum	100	+25	170.90	297.95
With respect to the CAGR milestones: (i) for achievement at the threshold amount, the additional number of Performance-Vesting RSUs eligible to vest would be 25% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by (the Final Performance Factor plus 25%); (ii) for achievement at the target amount, the additional number of Performance-Vesting RSUs eligible to vest would be 50% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by (the Final Performance Factor plus 50%); and (iii) for achievement at or above the maximum amount, the additional number of Performance-Vesting RSUs eligible to vest would be 100% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by (the Final Performance Factor plus 100%). If the CAGR milestone is between threshold and target and between target and maximum, then the modifier percentage will be determined by using linear interpolation. In no event can the modifier percentage exceed 100% and in the event CAGR does not equal or exceed the threshold (i.e., +15%), then the modifier percentage will be 0%. If CAGR is negative, then the modifier percentage will be 0%.
2023 Performance-Vesting RSUs
In fiscal year 2023, we made a grant of Performance-Vesting RSUs (“FY 23 Performance-Vesting RSUs”). 50% of the FY 23 Performance-Vesting RSUs vest based on the satisfaction of both a three-year time condition and a three-year performance condition (the “Second Tranche FY 23 Performance-Vesting RSUs”). For the Second Tranche FY 23 Performance-Vesting RSUs,

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the performance condition was tied to the achievement of fiscal year 2025 ARR, measured on a constant currency basis using July 31, 2022 exchange rates. The three-year performance period for the Second Tranche FY 23 Performance-Vesting RSUs ended on July 31, 2025. The fiscal year 2025 ARR was achieved at $1,040 million and based on the applicable performance conditions below, the Second Tranche FY 23 Performance-Vesting RSUs were paid out at 120% of target.

	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR*	$900M	$1B	$1.1B	$1,040M
*ARR is calculated on a constant currency basis per exchange rates at July 31, 2022.

Named Executive Officer	% Achieved of Target	Performance Vesting RSUs Paid Out

Mike Rosenbaum	120%	35,742
John Mullen	120%	14,456
Jeff Cooper	120%	16,522
Winston King	120%	8,261
David Peterson	120%	2,479
Fiscal Year 2025 Equity Grants
Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards our Compensation Committee has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions (based in part on information supplied by the Compensation Committee’s independent compensation consultant), and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
Additionally, the Compensation Committee has reviewed the equity holdings of our executive officers annually and granted equity awards in the form of Performance-Vesting RSUs and/or Time-Vesting RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.
For fiscal year 2025, the Compensation Committee did not apply a rigid formula in determining the size of the annual equity awards for the NEOs, but in making its determination, the Compensation Committee took into account the 50th percentile of our peer group’s annual equity awards to similarly situated executives. The annual equity awards for our then-NEOs were generally split evenly between (i) Performance-Vesting RSUs (50%) and (ii) Time-Vesting RSUs (50%). The Compensation Committee did not strictly benchmark against our peer group, but used its discretion as appropriate, when determining the size of equity awards. In conducting this review and making award determinations in fiscal year 2025, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within the Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for equity compensation (supported in part by information supplied by the Compensation Committee’s independent compensation consultant), and, as applicable, the recommendations of our CEO. Based on these factors, in September 2024, the Compensation Committee approved the annual Performance-Vesting RSUs and Time-Vesting RSUs to our NEOs as shown in the table below.
In addition to the annual Performance-Vesting RSUs and Time-Vesting RSUs, in September 2024, the Compensation Committee approved a one-time retention grant to Mr. Mullen of 33,212 Time-Vesting RSUs, with a grant date fair value of approximately $5 million, in order to incentivize retention and align his long-term interests with those of our stockholders. The retention RSUs granted to Mr. Mullen are subject to a time-based vesting schedule with 10% of such RSUs vesting each quarter during the first two years following the vesting commencement date and 5% of the RSUs vesting each quarter during the third year following the vesting commencement date, in each case subject to Mr. Mullen’s continued employment with the Company.

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Named Executive Officer	Number of Time-Vesting RSUs	Target Number of Performance-Vesting RSUs	Grant Date Fair Value of RSUs ($)

Mike Rosenbaum	36,533	36,533	12,280,203
John Mullen	58,121(1)	24,909	13,954,852
Jeff Cooper	16,606	16,606	5,581,941
Winston King	8,967	8,967	3,014,167
David Peterson(2)	2,325	—	390,763
(1)With respect to RSUs for Mr. Mullen, this amount includes an annual grant of 24,909 Time-Vesting RSUs and a one-time retention grant of 33,212 Time-Vesting RSUs.
(2)Mr. Peterson was not an NEO at the time the Compensation Committee approved the September 2024 grants. The Compensation Committee structured Mr. Peterson’s equity awards to incentivize retention.
Compensation Mix
In determining the amount of base salary, cash bonuses and equity compensation awarded to each NEO, the Compensation Committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the Compensation Committee looks at the overall compensation package and the relative amount of each element on an individual basis for each NEO to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.
Welfare and Other Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees, including NEOs, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer their current compensation by up to the statutory limit and contribute to the plan. We provide a match for pre-tax contributions equal to fifty cents for every dollar contributed for the first 8% of cash compensation, up to a maximum of 6,000, per participant. We intend for the plan to qualify under Section 401(a) of the U.S. Internal Revenue Code (the “Code”) so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other employee welfare and benefit programs to our executive officers, including the NEOs, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage, as well as certain wellness benefits.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We also maintain an ESPP for our eligible employees, excluding our NEOs and other senior executives. Our ESPP allows eligible employees to purchase shares of our common stock at a discount through payroll contributions.
We do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do not provide any tax gross-ups for perquisites.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Pension Benefits
We do not offer any defined benefit pension plans for our NEOs or other U.S.-based employees.
Non-qualified Deferred Compensation
We do not offer any non-qualified deferred compensation arrangements for our employees, including our NEOs.

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Executive Agreements and Termination of Employment Arrangements
We entered into an amended and restated executive agreement with each of Messrs. Cooper and King in January 2020, an executive agreement with Mr. Peterson in May 2020, an executive agreement with Mr. Rosenbaum in August 2019 which was amended in November 2020, and an executive agreement with Mr. Mullen in February 2022, which was amended in September 2024 (collectively, the “Executive Agreements”). The terms of the Executive Agreements are substantially similar. These Executive Agreements provide for at-will employment. In addition, each agreement sets forth the terms and conditions of employment of each of the NEOs, including initial position, initial base salary, initial target annual bonus opportunity and standard employee benefit plan participation.
These Executive Agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment within two months before or 12 months following a change in control of the Company.
For a summary of the material terms and conditions of the post-employment compensation terms applicable to our NEOs, see the section titled “Post-Employment Compensation” below.
Our philosophy is that outside of a change in control context, severance protections are only appropriate in the event an executive officer is involuntarily terminated by us without cause or in limited other analogous circumstances, and such protections are only provided upon the executive officer’s execution of an effective release of claims. In addition, we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty arises from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections during a change in control protection period, as mentioned above. We also provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims against us, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our stockholders, despite the potential negative consequences such transactions may have on them personally. Further, we provide severance protections if an executive officer voluntarily terminates employment with us for good reason in connection with a change in control or in limited other analogous circumstances, subject to the executive officer’s execution of an effective release of claims against us, because we believe that a voluntary termination for good reason is essentially equivalent to an involuntary termination by us without cause in those circumstances. We believe that the severance benefits provided to our executive officers under their Executive Agreements are appropriate in light of the severance protections available to similarly-situated executive officers at companies in our peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to senior executives, including our NEOs. Effective as of March 2021, we amended our stock ownership guidelines to require the CEO and each of the non-CEO executive officers who are subject to reporting obligations pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, to own shares of our common stock equal to at least four times and 1.5 times, respectively, his or her annual base salary, by the first July 31st that occurs following the three-year anniversary of his or her date of hire or promotion. Only shares of our common stock that are owned or held in the following forms will be considered in determining whether each officer has met the stock ownership requirement: (i) shares owned directly by the officer; (ii) shares “beneficially owned” by the officer that are held in a grantor trust (or similar instrument) for the benefit of the officer and/or his or her immediate family members, but only to the extent that the officer has the power to vote and dispose of such shares; and/or (iii) shares representing the aggregate net value of vested and unexercised in-the-money options. Shares of our common stock underlying unvested options, unvested RSUs, unvested performance-based RSUs and other unvested equity awards will not be considered when determining whether an officer has met the stock ownership requirement. As of July 31, 2025, all our NEOs who have been employed for three or more years have satisfied the ownership requirements.
Compensation Recovery Policy
We originally adopted a clawback policy (the “Clawback Policy”) in September 2019, which was superseded in September 2023 (as described below). Pursuant to the Clawback Policy, if our financial statements are materially restated, whether in part or in their entirety, due to misconduct by one or more covered individuals (i.e., (i) any Section 16 officers and (ii) certain of our C-level employees, senior vice presidents, and sales leadership as designated by the Clawback Policy or agreed upon by our CEO,

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CFO, and General Counsel), then our Board or Compensation Committee shall have the discretion to recoup a portion of any performance-based compensation that has been paid or distributed to a covered individual during the clawback period (i.e., the three-year period preceding the publication of the restated financials), to the extent such compensation paid or distributed was in excess of what would have been paid under the restated financials. Our Board or the Compensation Committee, in its sole discretion, may also reduce the amount of future compensation, including, without limitation, any bonus or severance, or the future grant or vesting of any equity award, payable to any covered individual by an amount equal to such excess proceeds from performance-based compensation received by the covered individual during the clawback period. Additionally, for any covered individual who is terminated for “cause” (as defined in the Clawback Policy), if our Board determines based on relevant facts and circumstances that the conduct resulting in such for cause termination has caused material, demonstrable reputational harm to the Company, then the Company may require the covered individual to repay a portion of any performance-based compensation that has been paid or distributed to a covered individual during the “for cause clawback period” (i.e., the period from when the first act by the covered individual underlying for cause termination occurred, until such time the covered individual was terminated for cause by the Company). The policy is applicable to all cash and equity-based compensation predicated on the achievement of financial performance goals or financial metrics (excluding any such compensation based on Total Shareholder Return or similar stock price-based metrics).
In September 2023, the Board approved two clawback policies, each effective October 2, 2023. The Compensation Recovery Policy (the “Required Clawback Policy”) complies with the SEC’s clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event we are required to prepare a “financial restatement” (as defined in the Required Clawback Policy), we shall, subject to certain limited exceptions as described in the Required Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., “executive officers”, defined to include (i) the president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any officer or person who performs a policy making functions and (ii) who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation that shall be recovered under the Required Clawback Policy generally includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Required Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Required Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure.
The Supplemental Compensation Recovery Policy (the “Supplemental Clawback Policy”) amends and restates the Clawback Policy and provides for the discretionary recovery of “incentive based compensation” from certain “covered persons” (i.e., (i) “executive officers” and (ii) certain of our C-level employees, senior vice presidents, and sales leadership as designated by the Supplemental Clawback Policy) in addition to any recovery required under the Required Clawback Policy. Under the Supplemental Clawback Policy, “incentive based compensation” includes, similar to the Required Clawback Policy, any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure and also includes other equity-based compensation such as stock options, restricted stock awards, restricted stock units, and stock appreciation rights. Additionally, for any “covered person” who is terminated for “cause” (as defined in the Supplemental Clawback Policy) or who resigns, but is later determined that he or she could have been terminated for cause, if our Board determines based on relevant facts and circumstances that the conduct resulting in such for cause termination (or conduct which could have resulted in such for cause termination) has caused material, demonstrable reputational harm to the Company, then the Board may require such “covered person” to repay a portion of any “incentive-based compensation” received by such “covered person” during the “for cause clawback period” (i.e., the period from when the first act by the covered individual underlying for cause termination occurred, until such time the covered individual was terminated for cause by the Company or until such time the “covered person” resigned from the Company, as applicable).
Under both the Required Clawback Policy and the Supplemental Clawback Policy, “incentive based compensation” received by a “covered person” prior to October 2, 2023 is subject to the Clawback Policy and “incentive based compensation” received by a “covered person” on or after October 2, 2023 is subject to the Required Clawback Policy and/or the Supplemental Clawback Policy, as applicable.
In addition, our 2020 Stock Plan provides that all awards thereunder will be subject to the Company’s clawback policy in effect, from time to time.

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Insider Trading Policy
We have adopted our insider trading policy to govern the purchase, sale, and other dispositions of our securities by our directors, officers (including our NEOs), employees, and agents (such as consultants and independent contractors). These policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and NYSE listing standards.
Our insider trading policy provides that our employees, including our NEOs, and the non-employee members of our Board may not trade any type of security while in possession of material, non-public information (“MNPI”) relating to such security, whether the issuer of such security is the Company or any other company. In addition, our insider trading policy prohibits the purchase or sale of any security of the Company during specified restricted periods that generally begin at the end of the 15th day of the third month of each of our fiscal quarters and end at the start of the third full trading day following the date of public disclosure of our financial results for that fiscal quarter, as well as during other special blackout periods that may be designated from time to time. There are limited exceptions to these restricted trading periods, such as exercises of stock options without a market sale or trades made pursuant to an established plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) of the Exchange Act and approved in accordance with our policy. Our insider trading policy includes restrictions regarding direct or indirect communications of MNPI to anyone outside the Company. Our insider trading policy also prohibits all of our directors, officers, employees, and agents from engaging in short sales or other derivative securities transactions, including hedging, with respect to our equity securities and from pledging our equity securities as collateral for a loan or holding our securities in a margin account. Except for certain limited exceptions, our directors and executive officers are required to obtain pre-clearance of transactions involving our securities.
The foregoing summary of our insider trading policy and procedures is not complete and is qualified by reference to our full insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year 2025 filed with the SEC on September 11, 2025.
Equity Award Grant Policy
In March 2021, we adopted an Equity Award Grant Policy that sets forth the process and timing for us to follow when we grant equity awards for shares of our common stock to our employees, including our executive officers, pursuant to any of our equity compensation plans. The policy was amended and restated in September 2023, further amended and restated in June 2024 and subsequently amended in March 2025. Pursuant to the policy (as amended and restated), all grants of equity awards must be approved in advance by our Board, the Compensation Committee or, subject to the delegation requirements in the policy, an equity grant committee consisting of our CEO, CFO, and General Counsel (the “Equity Grant Committee”). The Compensation Committee has delegated limited authority to the Equity Grant Committee to make routine grants of RSUs to non-executive employees who (i) are not members of the Equity Grant Committee, (ii) are not subject to Section 16 of the Exchange Act, and (iii) are at or below the level of Vice President, in each case within specific parameters and ranges established by the Compensation Committee.
The Equity Award Grant Policy sets forth that equity awards are generally granted on the following regularly scheduled basis:
•Equity awards granted in connection with the hiring of a new employee or the promotion of an existing employee will be on a quarterly basis and be effective on the date on which such award is approved by the Board, the Compensation Committee or the Equity Grant Committee.
•Equity awards granted to existing employees (other than in connection with a promotion) will generally be granted, if at all, on an annual basis effective on the date on which such award is approved by the Board, the Compensation Committee or the Equity Grant Committee.
Our Board, the Compensation Committee and the Equity Grant Committee retain the discretion to grant equity awards at other times to the extent appropriate in light of the circumstances of such awards.
In addition, the policy sets forth the manner in which our equity awards will be priced. Prior to March 12, 2025, if an award of restricted stock or restricted stock units was denominated in dollars, the number of shares subject to the award was determined by dividing the dollar value by the average closing market price on the NYSE of one share of our common stock over the ten trading days ending two trading days immediately preceding the effective date of grant, rounded up to the nearest whole share. Effective March 12, 2025, the policy was amended to provide that, if an award of restricted stock or restricted stock units is denominated in dollars, the number of shares subject to the award will be determined by dividing the dollar value by the average closing market price on the NYSE of one share of our common stock, (i) for grants made within one month following our regular quarterly earnings announcement, over the five trading days before and five trading days after such earnings announcement, and

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(ii) for all other grants, over the ten trading days ending two trading days immediately preceding the effective date of grant, with such total number of shares rounded up to the nearest whole share.
The exercise price of all stock options will be equal to the closing market price on the NYSE of a share of our common stock on the effective date of grant, or if no closing price is reported for such date, the closing price on the last preceding date for which a closing price is reported.
The Company believes these practices enhance its internal controls around its equity award granting process. It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation and not to take material non-public information into account when determining the timing or terms of equity awards. If circumstances were to arise that would warrant a grant of an equity award other than at the times set forth above, the Compensation Committee, the Board or the Equity Grant Committee may consider and approve such grants taking into account any possession of material non-public information.
During fiscal year 2025, none of our NEOs was granted an option and accordingly, no option was granted to an NEO during the period beginning four business days before, and ending one business day after, the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed MNPI.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers, including a public corporation’s chief executive officer, chief financial officer and each of the three other most highly compensated executive officers.
Pursuant to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), for years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive is not deductible. In addition, under the Tax Act, once an executive becomes a "covered employee" under Section 162(m) of the Code, the individual will continue to be a “covered employee” as long as he or she remains employed by the company.
In approving the amount and form of compensation for our executive officers, the Compensation Committee is mindful of the benefit of receiving full deductibility of compensation; however, our Compensation Committee believes that we should not be constrained by the requirements of Section 162(m) of the Code, where such requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and attract and retain executive talent. Our Compensation Committee monitors the application of Section 162(m) of the Code, as well as developments under Section 162(m) of the Code, and balances the benefits of potentially paying compensation that is deductible under Section 162(m) with our need to have the flexibility to maintain compensation plans that are designed to promote our objectives.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other stock-based award.

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2025 Summary Compensation Table
The following table summarizes the compensation that we paid to, or that was earned by or granted to, each of the NEOs during our fiscal years 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Mike Rosenbaum Chief Executive Officer	2025	750,000	—	12,280,203	975,000	6,858	14,012,061
	2024	750,000	—	9,594,557	915,000	5,881	11,265,438
	2023	750,000	—	7,851,062	943,500	5,930	9,550,492
John Mullen President	2025	612,500	—	13,954,852	795,849	6,858	15,370,059
	2024	500,000	—	5,863,259	610,000	5,881	6,979,140
	2023	500,000	—	3,175,326	629,000	5,930	4,310,256
Jeff Cooper Chief Financial Officer	2025	464,500	—	5,581,941	452,715	6,775	6,505,931
	2024	400,000	—	5,117,036	366,000	5,707	5,888,743
	2023	400,000	—	3,628,981	377,400	5,748	4,412,129
Winston King Chief Administrative Officer, General Counsel, and Secretary	2025	415,000	—	3,014,167	404,585	6,710	3,840,462
	2024	397,500	—	2,665,134	363,700	5,699	3,432,033
	2023	390,000	—	1,814,491	367,965	5,729	2,578,185
David Peterson Chief Accounting Officer(3)	2025	308,750	—	390,763	200,681	6,536	906,730
(1)The amounts shown reflect the aggregate grant date fair value of RSUs granted, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 of the consolidated financial statements in our 2025 Annual Report, regarding assumptions underlying valuation of equity awards for fiscal years 2025, 2024, and 2023. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal Year End” table. The aggregate grant fair value of the Performance-Vesting RSUs granted in fiscal year 2025 (which represents 50% of the annual refresh awards granted in fiscal year 2025, other than to Mr. Peterson) at the maximum level of achievement is as follows for Messrs. Rosenbaum, Cooper, Mullen, and King: $15,350,253, $4,186,456, $10,466,139, and $2,260,626 respectively.
(2)The amounts reported in the “All Other Compensation” column consist of life insurance premiums and 401(k) matching contributions paid by the Company on behalf of each NEO. Fiscal year 2025 amounts are comprised of $6,000 of 401(k) matching contributions for Messrs. Rosenbaum, Cooper, Mullen, King, and Peterson and the following life insurance premiums for Messrs. Rosenbaum, Cooper, Mullen, King, and Peterson of $858, $775, $858, $710, and $536, respectively.
(3)Mr. Peterson was not an NEO during the fiscal years 2024 and 2023.

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Grants of Plan-Based Awards in Fiscal Year 2025
The following table presents information concerning grants of plan-based awards to each of the NEOs during fiscal year 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mike Rosenbaum
Annual Bonus Opportunity		375,000	750,000	1,125,000
Performance-Vesting RSUs(3)	9/11/2024				18,267	36,533	91,333		6,140,101
Time-Vesting RSUs(4)	9/11/2024							36,533	6,140,102
John Mullen
Annual Bonus Opportunity		325,000	650,000	975,000
Performance-Vesting RSUs(3)	9/11/2024				12,455	24,909	62,273		4,186,456
Time-Vesting RSUs(4)	9/11/2024							24,909	4,186,455
Time-Vesting RSUs(5)	9/11/2024							33,212(5)	5,581,941
Jeff Cooper
Annual Bonus Opportunity		182,250	364,500	546,750
Performance-Vesting RSUs(3)	9/11/2024				8,333	16,606	24,909		2,790,970
Time-Vesting RSUs(4)	9/11/2024							16,606	2,790,971
Winston King
Annual Bonus Opportunity		157,500	315,000	472,500
Performance-Vesting RSUs(3)	9/11/2024				4,484	8,967	13,451		1,507,084
Time-Vesting RSUs(4)	9/11/2024							8,967	1,507,083
David Peterson
Annual Bonus Opportunity		77,500	155,000	232,500
Performance-Vesting RSUs(3)	9/11/2024
Time-Vesting RSUs(4)	9/11/2024							2,325	390,763

(1)The amounts shown represent the threshold, target, and maximum amount of potential cash bonus awards provided for under the Bonus Plan. The target amounts are pre-established as a fixed dollar amount. The maximum amounts represent the greatest payout that could have been made if the pre-established performance level was exceeded. Under the Bonus Plan the maximum amount payable was equal to 150% of the target amount if all the performance criteria is above the maximum; however, payout above is at the discretion of our Board. If the threshold amount was achieved for each of the performance criteria, then 50% of the target amount was payable and, if the target amount was achieved for each of the performance criteria, then 100% of the target amount was payable. If achievement is less than the threshold amount for all the performance criteria, 0% was payable.
(2)Each grant was approved by our Compensation Committee on the grant date indicated.

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Table of Contents	Grants of Plan-Based Awards
(3)Performance-Vesting RSUs granted under our 2020 Stock Plan, as described under “Equity Compensation — Performance-Vesting RSUs” above. The aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.
(4)Time-Vesting RSUs granted under our 2020 Stock Plan generally vest quarterly over four years, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(5)Time-Vesting RSUs granted under our 2020 Stock Plan vest 10% per quarter for the first two years and 5% per quarter for the third year, subject to the executive officer’s continued employment with the Company through each applicable vesting date.

Guidewire Software, Inc.	54	2025 Proxy Statement

Outstanding Equity Awards at Fiscal 2025 Year End
The following table provides information regarding outstanding equity awards, including Time-Vesting RSUs and Performance-Vesting RSUs, and applicable market values at the end of fiscal year 2025. There were no outstanding stock options held by NEOs at the end of fiscal year 2025. All outstanding equity awards were granted pursuant to our 2020 Stock Plan. The outstanding and unvested shares that remain eligible to vest is subject to (i) each applicable NEO’s continued employment through the vesting period and (ii) certain acceleration provisions pursuant to the Executive Agreements entered in by each NEO.

		Stock Awards
		Time-Based		Performance-Based
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Mike Rosenbaum	9/15/2021 (2)	2,203	498,363	—	—
	9/15/2022 (2)	18,615	4,211,085	—	—
	9/15/2022 (3)	39,713	8,983,875	—	—
	9/13/2023 (2)	29,335	6,636,164	—	—
	9/13/2023 (4)(5)	—	—	52,150	11,797,373
	9/11/2024 (2)	29,684	6,715,115	—	—
	9/11/2024 (6)(7)	—	—	36,533	8,264,495
John Mullen	3/15/2022 (8)	22,405	5,068,459	—	—
	9/15/2022 (2)	7,529	1,703,210	—	—
	9/15/2022 (3)	16,062	3,633,546	—	—
	9/13/2023 (2)	17,927	4,055,446	—	—
	9/13/2023 (4)(5)	—	—	31,869	7,209,405
	9/11/2024 (2)	20,239	4,578,467	—	—
	9/11/2024 (6)(7)	—	—	24,909	5,634,914
	9/11/2024 (9)	23,249	5,259,389	—	—
Jeff Cooper	9/14/2021(2)	970	219,433	—	—
	9/15/2022 (2)	8,605	1,946,623	—	—
	9/15/2022 (3)	18,357	4,152,721	—	—
	9/13/2023 (2)	15,645	3,539,212	—	—
	9/13/2023 (5)	—	—	27,813	6,291,857
	9/11/2024 (2)	13,493	3,052,386	—	—
	9/11/2024 (7)	—	—	16,606	3,756,609

Guidewire Software, Inc.	55	2025 Proxy Statement

Table of Contents	Outstanding Equity Awards at Fiscal 2024 Year End

		Stock Awards
		Time-Based		Performance-Based
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Winston King	9/14/2021 (2)	588	133,017	—	—
	9/15/2022 (2)	4,303	973,425	—	—
	9/15/2022 (3)	9,179	2,076,473	—	—
	9/13/2023 (2)	8,149	1,843,467	—	—
	9/13/2023 (5)	—	—	14,486	3,277,023
	9/11/2024 (2)	7,286	1,648,239	—	—
	9/11/2024 (7)	—	—	8,967	2,028,515
David Peterson	9/14/2021 (2)	140	31,671	—	—
	9/15/2022 (2)	1,291	292,050	—	—
	9/15/2022 (3)	2,754	623,010	—	—
	9/13/2023 (2)	1,800	407,196	—	—
	9/13/2023 (5)	—	—	3,199	723,678
	9/13/2023 (10)	278	62,889	—	—
	9/11/2024 (2)	1,890	427,556	—	—

(1)The amounts shown are based on a price of $226.22 per share, which was the closing price of our common stock as reported on the NYSE on July 31, 2025.
(2)Time-Vesting RSUs vest in equal quarterly installments over four years, commencing on the grant date.
(3)Performance-Vesting RSUs vest over three years (33% of 50% of the shares vest after 1 year, then in equal annual installments over 2 years), commencing on September 15, 2022, assuming attainment of predefined financial results for fiscal year 2023, which were attained at 101.8%. The remaining 50% of the shares will vest in year 3 assuming attainment of predefined financial results for fiscal year 2025, which were attained at 120%.
(4)Messrs. Rosenbaum and Mullen were granted Performance-Vesting RSUs, which contained an opportunity to increase the number to awards available to vest on September 15, 2026 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones during the September 13, 2023 through September 13, 2026 performance period and an initial stock price of $87.50.
(5)Performance-Vesting RSUs cliff vest after three years, commencing on September 15, 2023, assuming attainment of predefined financial results for fiscal years 2024 through 2026.
(6)Messrs. Rosenbaum and Mullen were granted Performance-Vesting RSUs, which contained an opportunity to increase the number of awards available to vest on September 15, 2027 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones during the September 11, 2024 through September 11, 2027 performance period and an initial stock price of $152.55.
(7)Performance-Vesting RSUs cliff vest after three years, commencing on September 15, 2024, assuming attainment of predefined financial results for fiscal years 2025 through 2027
(8)Time-Vesting RSUs vest over four years (25% cliff vest on the first anniversary of March 15, 2022, then in equal quarterly installments thereafter).
(9)Time-Vesting RSUs granted under our 2020 Stock Plan vest over a three-year period with 10% per quarter for the first two years and 5% per quarter for the third year, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(10)Time-Vesting RSUs vest in equal annual installments over two years, commencing on grant date.

Guidewire Software, Inc.	56	2025 Proxy Statement

Option Exercises and Stock Vested During Fiscal Year 2025
The following table presents certain information concerning the exercise of options by each of the NEOs during the fiscal year ended July 31, 2025, as well as information regarding stock awards that vested during the fiscal year.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Mike Rosenbaum	—	—	80,204	14,884,723
John Mullen	—	—	62,583	12,278,939
Jeff Cooper	—	—	36,638	6,821,503
Winston King	105	10,809	20,553	3,811,893
David Peterson	—	—	5,520	1,019,897

(1)The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the market price on the date of exercise to get the realized value per share, and (ii) multiplying the realized value per share by the number of shares underlying options exercised.
(2)Represents shares of common stock released during fiscal year 2025.
(3)The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of common stock on the day prior to the vesting date.

Guidewire Software, Inc.	57	2025 Proxy Statement

Post-Employment Compensation
Our executive officers, including the NEOs, have certain agreements or other arrangements with the Company providing for payments or benefits in the event of a termination of employment or in connection with a change in control. As of July 31, 2025, there are no other agreements with our executive officers for payments or benefits beyond those described.
Involuntary Termination of Employment
Pursuant to Executive Agreements entered into by each NEO, in the event that the employment of the NEOs is terminated without cause (as defined in the applicable Executive Agreements), and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to: (i) one times the executive officer’s then current base salary (or, for Mr. Peterson, one-half times his then-current base salary) (plus one times the executive officer’s target annual bonus, for Mr. Rosenbaum only) and (ii) continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case, for 12 months (or for Mr. Peterson, six months). Pursuant to Mr. Mullen’s Amended Executive Agreement, if his employment terminates pursuant to a limited set of defined circumstances within the Company’s control on or prior to July 31, 2026, then he is entitled to the acceleration of vesting of 50% of his outstanding but unvested equity awards.
Involuntary Termination of Employment in Connection with a Change in Control
Pursuant to the Executive Agreements entered into by each NEO, in the event that the employment of a NEO is terminated without cause or such executive resigns for good reason (as defined in the applicable Executive Agreements) within the period commencing two months prior to and ending 12 months following, a change in control, then in lieu of the severance described above, and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to 1.5 times in the case of Mr. Rosenbaum, one times in the case of Messrs. Mullen, Cooper and King and three-fourths times in the case of Mr. Peterson, the sum of the executive officer’s then current base salary and target bonus, payable in a single lump sum, plus either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case for 18 months for Mr. Rosenbaum, 12 months for Messrs. Mullen, Cooper and King, and nine months for Mr. Peterson. In addition, the vesting of all then-outstanding stock options, RSUs and other stock-based awards held by the applicable NEO will immediately accelerate and become fully vested upon such termination.
The payments and benefits provided under the Executive Agreements in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the NEOs in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

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Table of Contents	Post-Employment Compensation
Performance-Vesting RSUs for Messrs. Rosenbaum and Mullen
Messrs. Rosenbaum and Mullen were each granted Performance-Vesting RSUs which contained an opportunity to increase the number of awards available to vest on September 15, 2026 and September 15, 2027 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones based on a stock price of $87.50 during the September 13, 2023 through September 13, 2026 performance period and $152.55 during the September 11, 2024 through September 11, 2027 performance period (collectively, the “PSU Kickers”). The PSU Kickers were approved at a Compensation Committee meeting held on September 13, 2023, with the $87.50 stock price reflecting the average closing price of our common stock over 10-trading days ending on the trading day immediately prior to such date and on September 11, 2024, with the $152.55 stock price reflecting the average closing price of our common stock over 10-trading days ending on the trading day immediately prior to such date, respectively. With respect to the PSU Kickers, in the event that a sale event (as defined in the 2020 Stock Plan) occurs prior to September 13, 2026 or September 11, 2027, as applicable, the applicable performance period will be truncated to the closing date of such sale event (i.e., the new performance period will be from September 13, 2023 or September 11, 2024, as applicable, through the closing date of the sale event), and the number of additional Performance-Vesting RSUs that may vest pursuant to the PSU Kickers will be based on the achievement of the CAGR milestones during such new performance periods. Such Performance-Vesting RSUs pursuant to the PSU Kickers will then vest subject to Mr. Rosenbaum’s and Mr. Mullen’s continued employment through September 15, 2026 or September 15, 2027, as applicable. Notwithstanding the foregoing, if Mr. Rosenbaum or Mr. Mullen, as applicable, is terminated without cause or resigns for good reason in connection with or following such sale event transaction, then such Performance-Vesting RSUs pursuant to the PSU Kickers will accelerate in vesting in accordance with the terms of the applicable Executive Agreements, as described above; provided, that if the acquirer in the sale event does not agree to assume, continue or convert such Performance-Vesting RSUs in connection with the sale event, then such Performance-Vesting RSUs pursuant to the PSU Kickers will be deemed vested as of the date immediately prior to such sale event.

Guidewire Software, Inc.	59	2025 Proxy Statement

Potential Payments Upon Termination or Change in Control
The table below reflects, as applicable, cash severance, equity acceleration, and continuation of health benefits payable to our NEOs in connection with (1) the termination of his or her employment relationship without cause not in connection with a change in control, (2) upon a change in control of our Company and no termination of employment (assuming that all equity awards will not be assumed or continued or substituted by the successor entity), and (3) upon an involuntary termination of employment (i.e., a termination without cause or resignation for good reason) within the period commencing two months prior to and ending 12 months following a change in control (assuming that all equity awards will be assumed or continued or substituted by the successor entity), assuming for each of (1), (2), and (3) that the applicable triggering event(s) occurred on July 31, 2025. See section above titled “Post-Employment Compensation.”

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)		Change in Control, No Termination of Employment, and No Assumption ($)		Involuntary Termination in Connection with a Change in Control ($)

Mike Rosenbaum	Cash Severance	1,500,000	(1)	—		2,250,000	(2)
	Equity Acceleration	—		28,432,687	(3)	65,353,827	(4)
	Health Benefits	26,055	(5)	—		39,082	(6)
	Total	1,526,055		28,432,687		67,642,909
John Mullen	Cash Severance	500,000	(7)	—		1,000,000	(8)
	Equity Acceleration	—	(9)	24,859,768	(3)	48,106,135	(4)
	Health Benefits	26,055	(5)	—		26,055	(5)
	Total	526,055		24,859,768		49,132,190
Jeff Cooper	Cash Severance	486,000	(7)	—		850,500	(8)
	Equity Acceleration	—		13,552,162	(3)	23,600,628	(4)
	Health Benefits	18,829	(5)	—		18,829	(5)
	Total	504,829		13,552,162		24,469,957
Winston King	Cash Severance	420,000	(7)	—		735,000	(8)
	Equity Acceleration	—		6,995,401	(3)	12,300,939	(4)
	Health Benefits	25,783	(5)	—		25,783	(5)
	Total	445,783		6,995,401		13,061,722
David Peterson	Cash Severance	155,000	(10)	—		348,750	(11)
	Equity Acceleration	—		1,940,515	(3)	2,664,193	(4)
	Health Benefits	5,759	(12)	—		8,639	(13)
	Total	160,759		1,940,515		3,021,582
(1)Represents 12 months’ continuation of Mr. Rosenbaum’s base salary and payment of one times his target annual bonus opportunity.
(2)Represents 1.5 times the sum of each of Mr. Rosenbaum’s base salary and target annual bonus opportunity.

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Table of Contents	Potential Payments Upon Termination or Change in Control
(3)Represents, as applicable, the value of the acceleration of vesting of 100% of the executive’s unvested Time-Vesting RSUs, 1/3rd of the first tranche FY 2023 performance-vesting RSUs at 101.8% attainment, the second tranche FY 2023 performance-vesting RSUs at 120% attainment, and the FY 2024 and FY 2025 performance-vesting RSUs at 0% attainment, all based on the closing price of our common stock as reported on the NYSE on July 31, 2025, which was $226.22.
(4)Represents, as applicable, the value of the acceleration of vesting of 100% of the executive’s unvested Time-Vesting RSUs, 1/3rd of the first tranche FY 2023 performance-vesting RSUs at 101.8% attainment, the second tranche FY 2023 performance-vesting RSUs at 120% attainment, and the FY 2024 and the FY 2025 performance-vesting RSUs at 100% attainment, all based on the closing price of our common stock as reported on the NYSE on July 31, 2025, which was $226.22. In addition, for Messrs. Rosenbaum and Mullen, includes the acceleration of the PSU Kickers at 231% attainment for FY 2024 and 117% attainment for FY 2025.
(5)Represents 12 months of payment of COBRA premiums for the executive.
(6)Represents 18 months of payment of COBRA premiums for Mr. Rosenbaum.
(7)Represents 12 months’ continuation of the executive’s base salary.
(8)Represents one times the sum of the executive’s base salary and target annual bonus opportunity.
(9)Pursuant to Mr. Mullen’s Amended Executive Agreement, which was entered into in September 2024, if Mr. Mullen’s employment is terminated pursuant to a limited set of defined circumstances within the Company’s control on or prior to July 31, 2026, he will be entitled to the acceleration of vesting of 50% of his outstanding but unvested equity awards. The value of such acceleration of vesting, based on the closing price of our common stock as reported on the NYSE on July 31, 2025, which was $226.22, and Mr. Mullen’s outstanding and unvested equity awards on July 31, 2025, was $18,851,591.
(10)Represents one-half times the sum of the executive’s base salary.
(11)Represents three-fourths times the sum of the executive’s base salary and target annual bonus opportunity.
(12)Represents 6 months of payment of COBRA premiums for the executive.
(13)Represents 9 months of payment of COBRA premiums for the executive.

Guidewire Software, Inc.	61	2025 Proxy Statement

CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Our ongoing commitment to pay equity is critical to our success in supporting a highly engaged workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
Although we are permitted by the SEC rules to use the same median employee that was identified for purposes of our fiscal year 2024 disclosure for the CEO Pay Ratio, we did not use such employee as we did not believe that such employee continued to be representative of the median. Instead, we re-identified our median employee using our employee population on July 31, 2025 (including all employees, whether employed on a full-time, part-time, seasonal, or temporary basis).
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by looking at all active employees as of July 31, 2025, and calculating each employee’s annual base pay, annual target cash incentive opportunity, and the grant date fair value for equity awards granted in fiscal year 2025. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.
Methodology and Pay Ratio
Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the 2025 Summary Compensation Table.
Our median employee compensation as calculated using 2025 Summary Compensation Table requirements (excluding health and welfare benefits) was $162,228. Our CEO’s compensation as reported in the 2025 Summary Compensation Table (excluding health and welfare benefits) was $14,011,203. Therefore, our CEO Pay Ratio is approximately 86:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Guidewire Software, Inc.	62	2025 Proxy Statement

Pay Versus Performance
Pay Versus Performance Table
The following table sets forth the pay versus performance disclosures required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, for each of the last four completed fiscal years. Because of the emphasis our executive compensation program places on equity compensation, as discussed in “Compensation Discussion and Analysis,” there may be large increases or decreases in the calculation of “compensation actually paid” to our NEOs on a year-to-year basis due to fluctuation in our stock price. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by our NEOs.

					Value of Initial Fixed $100 Investment Based on:(4)
Fiscal Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)	Company Total Stockholder Return(4)	Peer Group Total Stockholder Return(5)	Net Income (Loss) (in thousands)	Annual Recurring Revenue (in millions)(6)

2025	14,012,061	29,497,766	6,655,796	12,960,115	192.27	162.85	69,804	1,041
2024	11,265,438	23,190,434	4,182,667	9,526,790	127.55	135.95	(6,103)	864
2023	9,550,492	11,214,092	3,940,333	4,859,553	72.09	123.74	(111,855)	761
2022	10,084,978	2,928,935	6,354,350	3,092,856	66.05	104.47	(180,431)	683
2021	8,234,834	7,315,842	3,007,199	2,810,775	97.91	147.98	(66,507)	575

(1)Our principal executive officer for all covered fiscal years was our CEO, Mr. Rosenbaum, and we have referred to him as our CEO throughout this disclosure.
(2)We have made adjustments to the 2025 Summary Compensation Table totals—as prescribed by Item 402(v) of Regulation S-K—to calculate the amounts disclosed above as “compensation actually paid.” These adjustments are disclosed in the tables following footnote (6) below under the caption, “Adjustments to Determine Compensation Actually Paid.” Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to: (i) for Time-Vesting RSUs, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for Performance-Vesting RSUs, the same valuation methodology as Time-Vesting RSUs in the immediately preceding clause, except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for RSUs subject to performance-based vesting conditions tied to total stockholder return as granted prior to fiscal year 2021 and during fiscal years 2024 and 2025 (including PSU Kickers for Messrs. Rosenbaum and Mullen), as applicable, estimated fair values of such unvested awards using a Monte Carlo simulation model as of each relevant measurement date in fiscal years 2021 to 2025, as applicable. For additional information on the assumptions used to calculate the valuation of these awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 and prior fiscal years.
(3)Our non-CEO NEOs for the fiscal years ended July 31, 2021, July 31, 2022, July 31, 2023, July 31, 2024 and July 31, 2025 are set forth in the second summary table provided below under the caption, “Adjustments to Determine Compensation Actually Paid.”
(4)Assumes $100 invested on July 31, 2020 in stock or index, including reinvestment of dividends.
(5)Our peer group (the “Peer Group”) is comprised of the S&P Software & Services Select Industry Index, as disclosed in our annual report pursuant to Section 229.201(e)(1)(ii) of Regulation S-K.
(6)We selected Annual Recurring Revenue (on a constant currency basis) as the Company-Selected Measure given its inclusion in our quarterly earnings releases and as a financial target in our bonus program and certain equity awards for our management team.

Guidewire Software, Inc.	63	2025 Proxy Statement

Table of Contents	Pay Versus Performance
Adjustments to Determine Compensation Actually Paid
Compensation actually paid to our CEO represents the “Total” compensation reported in the 2025 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021	2022	2023	2024	2025

Summary Compensation Table Total for CEO(1)	$8,234,834	$10,084,978	$9,550,492	$11,265,438	$14,012,061
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(2)	$(6,627,872)	$(8,474,034)	$(7,851,062)	$(9,594,557)	$(12,280,203)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(3)	$6,480,263	$5,558,182	$9,157,761	$11,601,927	$11,280,278
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(3)	$(1,071,147)	$(4,253,689)	$403,027	$7,682,497	$12,406,136
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(3)	$656,767	$600,823	$795,456	$1,127,128	$1,396,694
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(3)	$(357,003)	$(587,325)	$(841,582)	$1,108,001	$2,682,800
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(3)	$—	$—	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Compensation Actually Paid	$7,315,842	$2,928,935	$11,214,092	$23,190,434	$29,497,766
(1)We have not reported any amounts in our 2025 Summary Compensation Table with respect to “Change in Pension and Non-qualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(2)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our CEO were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
The average compensation actually paid to our non-CEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below), includes the individuals indicated in the table below for each fiscal year:

2021	2022	2023	2024	2025

Jeff Cooper	John Mullen	John Mullen	John Mullen	John Mullen
Winston King	Jeff Cooper	Jeff Cooper	Jeff Cooper	Jeff Cooper
Priscilla Hung	Winston King	Winston King	Winston King	Winston King
Frank O’Dowd	Priscilla Hung	Priscilla Hung	Priscilla Hung	David Peterson
Frank O’Dowd

Guidewire Software, Inc.	64	2025 Proxy Statement

Table of Contents	Pay Versus Performance
Average compensation actually paid to our non-CEO NEOs represents the “Total” compensation reported in the 2025 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021	2022	2023	2024	2025

Summary Compensation Table Total for non-CEO NEOs(1)	$3,007,199	$6,354,350	$3,940,333	$4,182,667	$6,655,796
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(2)	$(2,274,596)	$(5,568,306)	$(3,061,945)	$(3,411,357)	$(5,735,431)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(3)	$2,167,180	$3,235,840	$3,571,601	$4,125,130	$5,318,567
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(3)	$(228,438)	$(594,349)	$251,249	$3,659,623	$4,651,942
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(3)	$219,589	$342,075	$310,205	$400,716	$1,012,626
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(3)	$(80,159)	$(104,446)	$(151,890)	$570,011	$1,056,615
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(3)	$—	$(572,308)	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Compensation Actually Paid	$2,810,775	$3,092,856	$4,859,553	$9,526,790	$12,960,115
(1)We have not reported any amounts in our 2025 Summary Compensation Table with respect to “Change in Pension and Non-qualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(2)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the 2025 Summary Compensation Table for the applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our non-CEO NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
Relationship Between Financial Performance Measures
As described above in the section titled “Compensation Discussion and Analysis,” the Company’s compensation program is designed to attract and retain high-performing talent in our industry, motivate our NEOs to create long-term, enhanced shareholder value, and provide a fair reward for executive effort and stimulate professional and personal growth. The Company uses several performance measures to align executive compensation with Company performance. The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative total stockholder return and the Peer Group total stockholder return, (ii) our Annual Recurring Revenue, and (iii) our net income (loss), in each case, for the fiscal years ended July 31, 2021, July 31, 2022, July 31, 2023, July 31, 2024 and July 31, 2025.

Guidewire Software, Inc.	65	2025 Proxy Statement

Table of Contents	Pay Versus Performance
Total stockholder return amounts reported in the graph below assume an initial fixed investment of $100 invested on July 31, 2020 in stock or index, including reinvestment of dividends.

Guidewire Software, Inc.	66	2025 Proxy Statement

Table of Contents	Pay Versus Performance
Pay Versus Performance Measures
We believe the following performance measures represent the most important measures used by us to link compensation actually paid to the performance of our NEOs for the fiscal year ended July 31, 2025:
•Annual Recurring Revenue;
•Adjusted Non-GAAP Operating Income (Loss);
•Strategic Scorecard Performance; and
•Stock Price (for Messrs. Rosenbaum and Mullen)*.
*Stock price is a driver of CAGR for Messrs. Rosenbaum’s and Mullen’s PSU Kickers.
For additional details regarding our important performance measures, please see the sections titled “Compensation Program Design” and “Executive Compensation Program Elements” in our Compensation Discussion and Analysis as set forth above in this Proxy Statement.

Guidewire Software, Inc.	67	2025 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of July 31, 2025 regarding shares of common stock that may be issued under the Company’s 2011 Stock Plan, 2020 Stock Plan, and the ESPP.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)

Equity compensation plans approved by security holders(1):	2,782,815	64.09(2)	7,505,472
Equity compensation plans not approved by security holders:	—	—	—
Total	2,782,815		7,505,472
(1)Includes the following plans: our 2011 Stock Plan, 2020 Stock Plan and ESPP. The number under the 2011 Stock Plan, 2020 Stock Plan and ESPP will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Company common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise), under the 2020 Stock Plan and the 2011 Stock Plan will be added to the shares of stock available for issuance under the 2020 Stock Plan. The Company no longer makes grants under the 2011 Stock Plan. As of July 31, 2025, 4,505,472 shares remained available for future issuance under the 2020 Stock Plan and 3,000,000 shares were reserved for issuance under the ESPP. The amount reflected in column (a) does not include, but the amount reflected in column (c) includes, purchase rights accruing under the ESPP as of July 31, 2025 because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on January 5, 2026.
(2)Excludes 2,672,857 shares subject to RSUs outstanding as of July 31, 2025, as such shares have no exercise price.

Guidewire Software, Inc.	68	2025 Proxy Statement

Ownership of Guidewire Software, Inc. Common Stock
The following table sets forth, as of October 20, 2025, the record date, the shares of our common stock beneficially owned by:
•Each person known by us to own beneficially more than 5% of our common stock;
•Each of our NEOs for fiscal year 2025;
•Each of our directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. We have deemed shares of our common stock subject to RSUs outstanding as of October 20, 2025, that are issuable within 60 days thereafter, to be outstanding and to be beneficially owned by the person holding such RSUs for the purpose of computing the percentage ownership of that person, but we have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 85,018,893 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address(1)	Number of Shares of Common Stock (#)	Percent of Class (%)

5% Stockholders:
BlackRock, Inc.(2)	8,602,251	10.12
The Vanguard Group(3)	8,339,815	9.81
Baron Capital Group, Inc.(4)	6,008,129	7.07
Massachusetts Financial Services Company(5)	4,436,891	5.22
Named Executive Officers and Directors:
Mike Rosenbaum(6)	171,707	*
John Mullen(7)	81,489	*
Jeff Cooper(8)	36,477	*
Winston King(9)	17,400	*
David Peterson(10)	8,599	*
Michael C. Keller(11)	9,410	*
Mark V. Anquillare(12)	1,520	*
David Bauer(13)	5,903	*
Margaret Dillon(14)	15,197	*
Paul Lavin(15)	13,796	*
Catherine P. Lego(16)	15,197	*
Rajani Ramanathan(17)	9,861	*
Jeffrey Sloan(18)	1,175	*
All directors and executive officers as a group (13 persons)(19)	387,731	*
*Less than 1%.

Guidewire Software, Inc.	69	2025 Proxy Statement

Table of Contents	Ownership of Guidewire Software, Inc. Common Stock
(1)Unless noted otherwise in the footnotes, all addresses are c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403.
(2)Based on information reported on a Schedule 13G amendment filed with the SEC on July 2, 2025, by BlackRock, Inc. (“BlackRock”). As of June 30, 2025, BlackRock has sole voting power with respect to 8,333,859 of the reported shares and sole dispositive power with respect to 8,602,251 of the reported shares. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based on information reported on a Schedule 13G amendment filed with the SEC on July 10, 2024, by The Vanguard Group (“Vanguard”). As of June 28, 2024, Vanguard has shared voting power with respect to 31,518 of the reported shares, sole dispositive power with respect to 8,216,917 of the reported shares, and shared dispositive power with respect to 122,898 of the reported shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(4)Based on information reported on a Schedule 13G amendment filed with the SEC on November 14, 2024 by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc. (“BCG”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron. As of September 30, 2024, BAMCO has shared voting power with respect to 5,362,735 of the reported shares and shared dispositive power with respect to 5,454,735 of the reported shares. BCG has shared voting power with respect to 5,916,129 of the reported shares and shared dispositive power with respect to 6,008,129 of the reported shares. BCM has shared voting power and shared dispositive power with respect to 553,394 of the reported shares. Mr. Baron has shared voting power with respect to 5,916,129 of the reported shares and shared dispositive power with respect to 6,008,129 of the reported shares. BAMCO and BCM are subsidiaries of BCG and Mr. Baron owns a controlling interest in BCG. The principal business address of BAMCO, BCG, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(5)Based on information reported on a Schedule 13G filed with the SEC on February 13, 2025, by Massachusetts Financial Services Company (“Massachusetts Financial”). As of December 31, 2024, Massachusetts Financial has sole voting power with respect to 4,235,955 of the reported shares and sole dispositive power with respect to 4,436,891 of the reported shares. The principal business address of Massachusetts Financial is 111 Huntington Avenue, Boston, MA 02199.
(6)Includes 11,074 RSU shares that will be vested and released within 60 days of the record date.
(7)Includes 16,830 RSU shares that will be vested and released within 60 days of the record date.
(8)Includes 5,286 RSU shares that will be vested and released within 60 days of the record date.
(9)Includes 2,681 RSU shares that will be vested and released within 60 days of the record date.
(10)Includes 655 RSU shares that will be vested and released within 60 days of the record date.
(11)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date.
(12)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date.
(13)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date.
(14)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date.
(15)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date and (12,585) common stock indirectly held by a trust, of which Mr. Lavin is a co-trustee.
(16)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date and (2,000) common stock indirectly held by a trust, of which Ms. Lego is a trustee.
(17)Includes 1,211 RSU shares that will be vested and released within 60 days of the record date.
(18)Includes 1,175 RSU shares that will be vested and released within 60 days of the record date.
(19)Includes 46,178 RSU shares that will be vested and released to such directors and executive officers within 60 days of the record date.

Guidewire Software, Inc.	70	2025 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file reports with the SEC regarding their ownership of, and transactions in, our common stock. Based solely on our review of such forms and written representations from certain reporting persons, we believe that all such filing requirements were complied with during fiscal year 2025, except that Messrs. Mullen and Sloan each filed one late Form 4, relating to grant of RSUs, and Mr. Peterson filed one late Form 3 following his appointment as a Section 16 officer, each due to administrative error.

Guidewire Software, Inc.	71	2025 Proxy Statement

Certain Relationships and Related Party Transactions
Transactions with Our Executive Officers and Directors
Stock Option and RSU Awards
The grants of certain stock options and RSUs to our directors and executive officers and related equity compensation policies are described above in the sections titled “Information Regarding Compensation of Directors and Executive Officers” and “Compensation Discussion and Analysis.”
Employment Agreements
We have entered into agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers as described above in the section titled “Compensation Discussion and Analysis-Executive Agreements and Termination of Employment Arrangements.”
The Company participated in one transaction (including employment and compensation associated therewith) since the beginning of fiscal year 2025 in which a director, director nominee, executive officer, or one of their immediate family members had a material interest and the amount involved exceeded $120,000. Annie Lavin, the daughter of Paul Lavin, our independent director, is employed by us as a Director, Product Operations in the Product Strategy Operations Department. In fiscal year 2025, the aggregate compensation paid to Ms. Lavin, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any health and other benefits contributed to or paid for by us, was less than $300,000. Ms. Lavin’s aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions. In accordance with our corporate governance guidelines and NYSE rules, the Board considered the employment of Mr. Lavin’s daughter, Annie Lavin, as part of its periodic independence assessment and determined that this relationship does not impair Mr. Lavin’s independence. Based on information provided by Mr. Lavin and Company management, the Board concluded that Ms. Lavin is financially independent from Mr. Lavin and that her employment and compensation do not result in any direct or indirect material benefit to him. As noted in the section titled “Independence of the Board,” the Board regularly reviews the independence of its members, and has determined that, as of the date of this proxy statement, eight out of the nine members of our current Board, including Mr. Lavin, are “independent,” the one non-independent member being Mike Rosenbaum, our CEO.
Indemnification of Officers and Directors
We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•Any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•Any transaction from which the director or officer derived an improper personal benefit.

Guidewire Software, Inc.	72	2025 Proxy Statement

Table of Contents	Certain Relationships and Related Party Transactions
Each of our amended and restated certificate of incorporation and amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. However, our amended and restated bylaws provide that no indemnification shall be made when such director or officer shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery (or the court in which such action or suit was brought) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Further, our amended and restated bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us that must be reported under applicable rules of the SEC without the prior consent of our Audit Committee or other independent members of our Board in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. All of our directors, executive officers, and certain employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available to and deemed relevant by the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Guidewire Software, Inc.	73	2025 Proxy Statement

Additional Information
Other Matters
We know of no other matters to be submitted at the 2025 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
MIKE ROSENBAUM
Chief Executive Officer
Dated: October 30, 2025

Guidewire Software, Inc.	74	2025 Proxy Statement

Appendix A
Non-GAAP Financial Measures Information
Set forth below in this Appendix A is important information about the Adjusted Non-GAAP Operating Income (Loss) metric used for compensation purposes and discussed in this proxy statement.
Adjusted Non-GAAP Operating Income (Loss)
As discussed in this proxy statement, annual bonuses paid to our executive officers under our Bonus Plan are partially conditioned upon the achievement of specified levels of Adjusted Non-GAAP Operating Income (Loss). We believe that the Adjusted Non-GAAP Operating Income (Loss) financial measure provides useful information to management and investors regarding the results of our operations. We also believe that this Adjusted Non-GAAP Operating Income (Loss) metric provides an additional tool for investors to use in evaluating ongoing operating results and trends. The principal limitation of Adjusted Non-GAAP Operating Income (Loss) is that it excludes significant expenses that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by management about which expenses are excluded or included in determining Adjusted Non-GAAP Operating Income (Loss). This non-GAAP metric used for compensation purposes utilizes different reconciling items than a similarly titled non-GAAP metric (“Non-GAAP Income (Loss) from Operations”) that we report in our quarterly and annual earnings releases.
Adjusted Non-GAAP Operating Income (Loss) was calculated as income (loss) from operations under GAAP exclusive of:
•Amortization of acquired intangibles;
•Acquisition consideration holdback; and
•Corporate bonus accrual exceeding 100%.
GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP Income (Loss) from Operations to Adjusted Non-GAAP Operating Income (Loss)
(unaudited, in thousands)
The following table reconciles the specific items excluded from GAAP income (loss) from operations in the calculation of Adjusted Non-GAAP Operating Income (Loss) for the fiscal year ended July 31, 2025 (in thousands):

Adjusted Non-GAAP Operating Income (Loss) reconciliation:	Fiscal Year Ended July 31, 2025

GAAP income (loss) from operations	$41,068
Non-GAAP adjustments:
Amortization of intangibles	$5,444
Acquisition consideration holdback	$177
Corporate bonus accrual exceeding 100%	$19,483
Adjusted Non-GAAP Operating Income (Loss)	$66,172

Guidewire Software, Inc.	A-1	2025 Proxy Statement

GUIDEWIRE SOFTWARE, INC.
970 PARK PL, SUITE 200
SAN MATEO, CA 94403 USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/GWRE2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
If you have not voted via the internet or telephone, mark, sign, and date your proxy card below and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80534-P38871

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDEWIRE SOFTWARE, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Michael C. Keller	☐	☐	☐
1b. Mike Rosenbaum	☐	☐	☐
1c. Mark V. Anquillare	☐	☐	☐
1d. David S. Bauer	☐	☐	☐
1e. Margaret Dillon	☐	☐	☐
1f. Catherine P. Lego	☐	☐	☐
1g. Rajani Ramanathan	☐	☐	☐
1h. Jeffrey Sloan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2026.	☐	☐	☐
3. To conduct a non-binding, advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in proposal 1, and FOR proposals 2 and 3.** If any other matters properly come before the meeting or any and all postponements, continuations, or adjournments thereof, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please add your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

V80535-P38871

Proxy - GUIDEWIRE SOFTWARE, INC.

Proxy Solicited by Board of Directors for Annual Meeting

By signing this proxy, the undersigned revokes all prior proxies and authorizes Mike Rosenbaum, Jeff Cooper, and Winston King (the "Proxies"), or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Guidewire Software, Inc. to be held virtually at www.virtualshareholdermeeting.com/GWRE2025 on December 15, 2025 at 1:30 p.m. Pacific Time or at any postponement, continuation, or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement, continuation, or adjournment thereof.

Continued and to be signed on reverse side